                                                                   EXHIBIT 10.1

           FORM OF AMENDED AND RESTATED CREDIT AGREEMENT, AS AMENDED,

                          DATED AS OF OCTOBER 26, 2001

                                      AMONG

                          PETCO ANIMAL SUPPLIES, INC.,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
      AS JOINT LEAD ARRANGER, JOINT BOOK-RUNNER AND SOLE SYNDICATION AGENT

                                       AND

                   WELLS FARGO BANK, NATIONAL ASSOCIATION, AS
                 JOINT LEAD ARRANGER, JOINT BOOK-RUNNER AND SOLE
                              ADMINISTRATIVE AGENT


                              DOCUMENTATION AGENT:
                      GENERAL ELECTRIC CAPITAL CORPORATION

                           PETCO ANIMAL SUPPLIES, INC.

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                                            PAGE
SECTION 1.       DEFINITIONS....................................................................2

       1.1       Certain Defined Terms..........................................................2

       1.2       Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                 Agreement.....................................................................31

       1.3       Other Definitional Provisions and Rules of Construction.......................31


SECTION 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS....................................32

       2.1       Commitments; Making of Loans; the Register; Optional Notes....................32

       2.2       Interest on the Loans.........................................................39

       2.3       Fees..........................................................................43

       2.4       Repayments, Prepayments and Reductions in Revolving Loan Commitments;
                 General Provisions Regarding Payments; Application of Proceeds of
                 Collateral and Payments Under Guaranties......................................44

       2.5       Use of Proceeds...............................................................53

       2.6       Special Provisions Governing Eurodollar Rate Loans............................53

       2.7       Increased Costs; Taxes; Capital Adequacy......................................55

       2.8       Obligation of Lenders and Issuing Lenders to Mitigate.........................59

       2.9       Substitute Lenders............................................................60


SECTION 3.       LETTERS OF CREDIT.............................................................60

       3.1       Issuance of Letters of Credit and Lenders' Purchase of Participations
                 Therein.......................................................................60

       3.2       Letter of Credit Fees.........................................................63

       3.3       Drawings and Reimbursement of Amounts Paid Under Letters of Credit............64

       3.4       Obligations Absolute..........................................................66

       3.5       Indemnification; Nature of Issuing Lenders' Duties............................67

       3.6       Increased Costs and Taxes Relating to Letters of Credit.......................68

       3.7       Confirmation of Letters of Credit Issued Under Existing Credit Agreement......69


                                       i

SECTION 4.       CONDITIONS TO LOANS AND LETTERS OF CREDIT AND EFFECTIVENESS OF AGREEMENT......69

       4.1       Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans
                 under Existing Credit Agreement...............................................69

       4.2       Conditions to Effectiveness of the Agreement..................................76

       4.3       Conditions to All Loans.......................................................78

       4.4       Conditions to Letters of Credit...............................................78


SECTION 5.       COMPANY'S REPRESENTATIONS AND WARRANTIES......................................79

       5.1       Organization, Powers, Qualification, Good Standing, Business, Sponsors
                 and Subsidiaries..............................................................79

       5.2       Authorization of Borrowing, etc...............................................80

       5.3       Financial Condition...........................................................81

       5.4       No Material Adverse Change; No Restricted Junior Payments.....................82

       5.5       Title to Properties...........................................................82

       5.6       Litigation; Adverse Facts.....................................................82

       5.7       Payment of Taxes..............................................................83

       5.8       Performance of Agreements; Materially Adverse Agreements; Material
                 Contracts.....................................................................83

       5.9       Governmental Regulation.......................................................83

       5.10      Securities Activities.........................................................83

       5.11      Employee Benefit Plans........................................................83

       5.12      Certain Fees..................................................................84

       5.13      Environmental Protection......................................................84

       5.14      Employee Matters..............................................................85

       5.15      Solvency......................................................................85

       5.16      Matters Relating to Collateral................................................85

       5.17      Related Agreements............................................................86

       5.18      Disclosure....................................................................86

       5.19      Intellectual Property.........................................................87


SECTION 6.       AFFIRMATIVE COVENANTS OF COMPANY..............................................87

       6.1       Financial Statements and Other Reports........................................87

       6.2       Corporate Existence, etc......................................................92

       6.3       Payment of Taxes and Claims; Tax Consolidation................................92


                                       ii

       6.4       Maintenance of Properties; Insurance; Application of Net
                 Insurance/Condemnation Proceeds...............................................93

       6.5       Inspection Rights.............................................................94

       6.6       Compliance with Laws, etc.....................................................95

       6.7       Environmental Disclosure......................................................95

       6.8       Execution of Guaranty and Personal Property Collateral Documents by
                 Certain Subsidiaries and Future Subsidiaries..................................96

       6.9       Matters Relating to Real Property Collateral..................................97

       6.10      [Intentionally Omitted.]......................................................97

       6.11      Distribution Centers Collateral Access Agreements.............................97

       6.12      Cash Management System........................................................98


SECTION 7.       NEGATIVE COVENANTS OF COMPANY.................................................98

       7.1       Indebtedness..................................................................98

       7.2       Liens and Related Matters....................................................100

       7.3       Investments; Joint Ventures..................................................101

       7.4       Contingent Obligations.......................................................103

       7.5       Restricted Junior Payments...................................................104

       7.6       Financial Covenants..........................................................104

       7.7       Restriction on Fundamental Changes; Asset Sales and Acquisitions.............107

       7.8       Consolidated Capital Expenditures............................................108

       7.9       Sales and Lease-Backs........................................................109

       7.10      Sale or Discount of Receivables..............................................109

       7.11      Transactions with Sponsors and Affiliates....................................109

       7.12      Conduct of Business..........................................................110

       7.13      Amendments or Waivers of Related Agreements; Amendments of Documents
                 Relating to Certain Indebtedness; Limitation on Restrictions on
                 Amendments or Waivers of Loan Documents......................................110

       7.14      Fiscal Year..................................................................111


SECTION 8.       EVENTS OF DEFAULT............................................................111

       8.1       Failure to Make Payments When Due............................................111

       8.2       Default in Other Agreements..................................................111

       8.3       Breach of Certain Covenants..................................................112

       8.4       Breach of Warranty...........................................................112

       8.5       Other Defaults Under Loan Documents..........................................112


                                      iii

       8.6       Involuntary Bankruptcy; Appointment of Receiver, etc.........................112

       8.7       Voluntary Bankruptcy; Appointment of Receiver, etc...........................112

       8.8       Judgments and Attachments....................................................113

       8.9       Dissolution..................................................................113

       8.10      Employee Benefit Plans.......................................................113

       8.11      Change in Control............................................................113

       8.12      Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of
                 Obligations..................................................................114

       8.13      Failure to Consummate Acquisition............................................114

       8.14      Action Relating to Subordinated Indebtedness.................................114


SECTION 9.       ADMINISTRATIVE AGENT.........................................................115

       9.1       Appointment..................................................................115

       9.2       Powers and Duties; General Immunity..........................................117

       9.3       Representations and Warranties; No Responsibility For Appraisal of
                 Creditworthiness.............................................................118

       9.4       Right to Indemnity...........................................................118

       9.5       Successor Agent and Swing Line Lender........................................119

       9.6       Collateral Documents and Guaranties..........................................120

       9.7       Co-Agents....................................................................120


SECTION 10.      MISCELLANEOUS................................................................121

       10.1      Assignments and Participations in Loans and Letters of Credit................121

       10.2      Expenses.....................................................................123

       10.3      Indemnity....................................................................124

       10.4      Set-Off......................................................................125

       10.5      Ratable Sharing..............................................................125

       10.6      Amendments and Waivers.......................................................126

       10.7      Independence of Covenants....................................................127

       10.8      Notices......................................................................128

       10.9      Survival of Representations, Warranties and Agreements.......................128

       10.10     Failure or Indulgence Not Waiver; Remedies Cumulative........................128

       10.11     Marshalling; Payments Set Aside..............................................128

       10.12     Severability.................................................................129

       10.13     Obligations Several; Independent Nature of Lenders' Rights...................129


                                       iv

       10.14     Headings.....................................................................129

       10.15     Applicable Law...............................................................129

       10.16     Successors and Assigns.......................................................129

       10.17     Consent to Jurisdiction and Service of Process...............................130

       10.18     Waiver of Jury Trial.........................................................130

       10.19     Confidentiality..............................................................131

       10.20     Maximum Amount...............................................................131

       10.21     Counterparts; Effectiveness; Effect if Agreement Does Not Become Effective...132

EXHIBITS
I           FORM OF NOTICE OF BORROWING
II          FORM OF NOTICE OF CONVERSION/CONTINUATION
III         FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV          FORM OF TRANCHE B TERM NOTE
V           FORM OF REVOLVING NOTE
VI          FORM OF SWING LINE NOTE
VII         FORM OF COMPLIANCE CERTIFICATE
VIII-A      FORM OF CLOSING DATE OPINION OF COMPANY COUNSEL
VIII-B      FORM OF RESTATEMENT EFFECTIVE DATE OPINION OF COMPANY COUNSEL
IX-A        FORM OF CLOSING DATE OPINION OF O'MELVENY & MYERS LLP
IX-B        FORM OF RESTATEMENT EFFECTIVE DATE OPINION OF O'MELVENY & MYERS, LLP
X           FORM OF ASSIGNMENT AGREEMENT
XI          FORM OF CERTIFICATE RE NON-BANK STATUS
XII         FORM OF CLOSING DATE COMPLIANCE CERTIFICATE
XIII        FORM OF SUBSIDIARY GUARANTY
XIV         FORM OF PLEDGE AND SECURITY AGREEMENT
XV          FORM OF HOLDINGS PLEDGE AGREEMENT
XVI         FORM OF MASTER CONFIRMATION

                                    SCHEDULES

1.1A    NON-RECURRING COSTS
2.1     LENDERS' TRANCHE B TERM LOANS, REVOLVING COMMITMENTS AND PRO RATA SHARES
4.1E    CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP
5.1A    SUBSIDIARIES OF COMPANY
5.1E    OPTIONS AND OTHER RIGHTS
5.2B    CONFLICTS
5.6     LITIGATION
5.7     TAXES NOT FILED
5.8B    MATERIAL CONTRACTS
5.11C   CERTAIN EMPLOYEE BENEFIT PLANS
5.13    ENVIRONMENTAL MATTERS
5.19A   INTELLECTUAL PROPERTY
7.1     CERTAIN EXISTING INDEBTEDNESS
7.2     CERTAIN EXISTING LIENS
7.3     CERTAIN EXISTING INVESTMENTS
7.4     CERTAIN EXISTING CONTINGENT OBLIGATIONS

                           PETCO ANIMAL SUPPLIES, INC.

                      AMENDED AND RESTATED CREDIT AGREEMENT


                  This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of October 26, 2001, and entered into by and among PETCO ANIMAL SUPPLIES, INC., a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P., as joint lead arranger, joint book-runner and sole syndication agent (in such capacity, "SYNDICATION AGENT") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("WELLS FARGO"), as joint lead arranger, joint book-runner and sole administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

                  WHEREAS, pursuant to that certain Credit Agreement dated as of October 2, 2000, by and among Company, Lenders, Syndication Agent and Administrative Agent (the "EXISTING CREDIT AGREEMENT"), Lenders extended the credit facilities set forth in the Existing Credit Agreement to Company which were used for the purposes of providing funds for (i) the Acquisition Financing Requirements and (ii) working capital and other general purposes of Company and its Subsidiaries, and issuing Letters of Credit for the purposes set forth therein;

                  WHEREAS, the parties to the Existing Credit Agreement desire to amend and restate the Existing Credit Agreement in order to (i) provide for the repayment in full of the Tranche A Term Loans under the Existing Credit Agreement, (ii) reduce the principal amount of Tranche B Term Loans to $195,000,000 and apply the principal amount so prepaid to the final installment of principal payable on the Tranche B Term Loans, (iii) reduce the Revolving Loan Commitments from $80,000,000 to $75,000,000 and (iv) provide for certain other amendments as specified herein;

                  WHEREAS, it is the intention of Company, Syndication Agent and Administrative Agent and each of the Lenders that this amendment and restatement of the Existing Credit Agreement shall not constitute a refinancing of the Loans outstanding on the Restatement Effective Date and that all Obligations hereunder and under the other Loan Documents, shall continue to be secured by the grant to Administrative Agent, on behalf of Lenders, of a First Priority Lien on the Collateral and that the Subsidiary Guaranty previously executed by each Subsidiary of the Company shall continue in full force in effect and that each Subsidiary shall continue to secure all of the Obligations under the Subsidiary Guaranty by reaffirming the grant to Administrative Agent, on behalf of Lenders, of a First Priority Lien on the Collateral, and Company and the other Loan Parties shall execute and deliver a Master Confirmation evidencing such intention.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Syndication Agent and Administrative Agent agree as follows:


                                CREDIT AGREEMENT

SECTION 1. DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ACQUISITION FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to pay the Merger Consideration, (ii) to finance the Retirement of Debt and (iii) to pay Transaction Costs.

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) obtained by DIVIDING (i) the rate of interest equal to (a) the interest rate per annum for deposits in Dollars in an amount approximately equal to the amount of Wells Fargo's Eurodollar Rate Loan and for a period approximately equal to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, or (b) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Wells Fargo in the London interbank market at or about 9:00 A.M. (Los Angeles time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Wells Fargo's Eurodollar Rate Loan and for a period approximately equal to such Interest Period BY (ii) a percentage equal to 100% MINUS the stated maximum rate (expressed as a decimal) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                  "ADMINISTRATIVE AGENT'S OFFICE" means (i) the office of Administrative Agent and Swing Line Lender located at 201 Third Street, 8th Floor, San Francisco, California 94103 or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person,


                                       2
                     AMENDED AND RESTATED CREDIT AGREEMENT
means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

                  "AGREEMENT" means this Amended and Restated Credit Agreement dated as of October 26, 2001.

                  "ANNUALIZED" means (i) with respect to the Fiscal Quarter of Company ending November 3, 2001, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the Fiscal Quarter of Company ending February 2, 2002, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the Fiscal Quarter of Company ending May 4, 2002 the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

                  "APPLICABLE BASE RATE MARGIN" means, as at any date of determination, the percentage per annum set forth below opposite the applicable Consolidated Total Leverage Ratio:

                                                              APPLICABLE BASE
          CONSOLIDATED TOTAL LEVERAGE RATIO                     RATE MARGIN
          ---------------------------------                     -----------
           greater than or equal to 3.75:1.00                     2.25 %

           less than 3.75:1.00                                    2.00 %
           but greater than or equal to 3.25:1.00

           less than 3.25:1.00                                    1.75 %
           but greater than or equal to 2.75:1.00

           less than 2.75:1.00                                    1.50 %
           but greater than or equal to 2.25:1.00

           less than 2.25:1.00                                    1.00 %

; PROVIDED that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1 (xviii) for the Fiscal Year ending February 2, 2002, the Applicable Base Rate Margin for Revolving Loans that are Base Rate Loans shall be 2.00% per annum.

                  "APPLICABLE EURODOLLAR RATE MARGIN" means, as at any date of determination, the percentage per annum set forth below opposite the applicable Consolidated Total Leverage Ratio:

           CONSOLIDATED TOTAL LEVERAGE                  APPLICABLE EURODOLLAR
                      RATIO                                  RATE MARGIN
                      -----                                  -----------
         greater than or equal to 3.75:1.00                   3.25 %

         less than 3.75:1.00                                  3.00 %
         but greater than or equal to 3.25:1.00

         less than 3.25:1.00                                  2.75 %
         but greater than or equal to 2.75:1.00

         less than 2.75:1.00                                  2.50 %
         but greater than or equal to 2.25:1.00

         less than 2.25:1.00                                  2.00 %

; PROVIDED that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xviii) for the Fiscal Year ending February 2, 2002, the Applicable Eurodollar Rate Margin for Revolving Loans that are Eurodollar Rate Loans shall be 3.00% per annum.

                  "APPLIED AMOUNT" has the meaning assigned to that term in subsection 2.4B(iv)(b).

                  "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any wholly-owned Subsidiary of
(i) any of the outstanding Capital Stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) Inventory or other assets sold in the ordinary course of business, (b) in connection with an exchange of equipment or Inventory for like equipment or Inventory of substantially equivalent value, (c) obsolete, worn out or surplus property sold in the ordinary course of business, (d) the license of intellectual property in the ordinary course of business, and (e) any other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less during any Fiscal Year).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT X annexed hereto.

                  "ASSUMED INDEBTEDNESS" means Indebtedness of a Person which
(i) is in existence at the time such Person becomes a Subsidiary of Company, or
(ii) is assumed in connection with an Investment in or acquisition of such Person or of the assets of such Person, and has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of Company or such Investment or acquisition.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California or New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASUALTY INSURANCE" means insurance that protects the insured against property loss or damage.

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                  "CLASS" means, as applied to Lenders, each of the following two classes of Lenders: (i) Lenders having Revolving Loan Exposure and (ii) Lenders having Tranche B Term Loan Exposure.

                  "CLOSING DATE" means the date on which the initial Loans (as that term is defined in the Existing Credit Agreement) were made and on which the Existing Credit Agreement was executed and delivered, which date was October 2, 2000.

                  "CLOSING DATE COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT XII annexed hereto delivered to Administrative Agent by Company on the Closing Date.

                  "COLLATERAL" means, collectively, all of the Company's and/or its Subsidiaries' right, title and interest in and to the real, personal and mixed (if any) property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any real property leased by any Loan Party where any Collateral is located or any warehouseman or processor in possession of any Inventory of any Loan Party, reasonably satisfactory to Administrative Agent.

                  "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Holdings Pledge Agreement, the Mortgages (if any) and all other instruments or documents delivered by any Loan Party pursuant to the Existing Credit Agreement, this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real (if any), personal or mixed (if any) property of that Loan Party as security for the Obligations.

                  "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY COMMON STOCK" means the common stock of Company, par value $0.0001 per share.

                  "COMPANY PREFERRED STOCK" means the "12% Series B Junior Redeemable Cumulative Preferred Stock" of the Company, par value $.01, and the "14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock" of the Company, par value $.01.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VII annexed hereto delivered to Administrative Agent and to Syndication Agent by Company pursuant to subsection 6.1(iv).

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to fixed assets" reflected in the statements of cash flows of Company and its Subsidiaries; PROVIDED, HOWEVER, that Consolidated Capital Expenditures shall not include any Excluded Expenditures.

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, EXCLUDING Cash and Cash Equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, EXCLUDING the current portion of Consolidated Total Funded Debt.

                  "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period, without duplication, of (i) Consolidated Net Income,
(ii) Consolidated Interest Expense plus any Excluded Non-Cash Accruals, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) annual management fees paid to the Sponsors or their Affiliates in accordance with the Management Agreement to the extent permitted by this Agreement under clause (iii) of subsection 7.11, (vii) non-recurring costs as set forth in SCHEDULE 1.1A annexed hereto, (viii) non-cash charges relating to the exercise of options, (ix) Transaction Costs; (x) non-cash write-downs taken for Petopia in an aggregate amount not to exceed the value of such investment appearing on the Company's balance sheet as of the Closing Date;
(xi) losses (or minus gains) from foreign currency translation, (xii) customary fees and professional expenses incurred as of the consummation of a Permitted Acquisition, (xiii) non-cash dividends on Company Preferred Stock, (xiv) settlements of certain shareholder lawsuits described in the proxy statement for the Merger in an aggregate amount not exceeding $4,000,000, (xv) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses incurred in connection with Permitted Acquisitions that will not continue after the integration of the business acquired not to exceed $4,000,000 for such period; and (xvi) other extraordinary or non-recurring non-cash items that do not require an accrual or reserve for future cash expenses to the extent such items do not relate to items increasing Consolidated Net Income for any prior period (in the case of clauses (ii) through (xvi) above, to the extent subtracted in calculating Consolidated Net Income) LESS (y) other non-cash items increasing Consolidated Net

Income and (z) net extraordinary gains increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment MINUS (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Funded Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period, (e) the aggregate amount of permanent principal repayments of Indebtedness (other than Loans) of Company and its Subsidiaries during such period, (f) repayments of the principal component of Capital Leases during such period, (g) the aggregate amount of Permitted Acquisitions made during such period by Company and its Subsidiaries, less the amount of the proceeds of any financing incurred or assumed in connection therewith, (h) expenditures made in connection with Company's investment in Petcetera to the extent permitted by subsection 7.3(ii), and (i) the aggregate amount of common stock of Company purchased by the Company during such period to the extent permitted under this Agreement.

                   "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (i)(a) Consolidated EBITDA for the four-Fiscal Quarter period ending on such date MINUS (b) Consolidated Capital Expenditures for such four-Fiscal Quarter period to (ii) the sum of (a) Consolidated Interest Expense for such four-Fiscal Quarter period, PLUS (b) scheduled repayments of principal under all Indebtedness (including that portion attributable to Capital Leases in accordance with GAAP but excluding payments of principal made for such period under the Company's existing credit agreement referred to in subsection 4.1I(i) hereof and payments of principal made for such period on Tranche A Term Loans under the Existing Credit Agreement) of Company or any of its Subsidiaries for such four-Fiscal Quarter period, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements (and MINUS net amounts received under Interest Rate Agreements), but EXCLUDING, HOWEVER, any Excluded Non-Cash Accruals.

                  "CONSOLIDATED INTEREST EXPENSE COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated EBITDA for the four-Fiscal Quarter period ending on such date to (ii) Consolidated Interest Expense for such period.

                  "CONSOLIDATED NET INCOME" means, for any period, the net earnings (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP and before any reduction in respect of preferred stock dividends paid through the issuance of additional preferred stock (to the extent decreasing Consolidated Net Income); PROVIDED that there shall be excluded (i) the earnings (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the earnings (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the earnings of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to that Subsidiary and (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan.

                  "CONSOLIDATED PRO FORMA EBITDA" means, for any consecutive four Fiscal Quarter period, (a) Consolidated EBITDA for such four Fiscal Quarter period plus (b) for any business acquired during such four Fiscal Quarter period, (i) Consolidated EBITDA of such acquired business determined as though such business or operations were acquired as of the first day of such period by Company and its Subsidiaries, plus (ii) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the integration and other expenses and cost reductions reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission minus (c) Consolidated EBITDA of all business or operations divested during such four Fiscal Quarter period as though such business were divested as of the first day of such period by Company and its Subsidiaries.

                  "CONSOLIDATED PRO FORMA SENIOR LEVERAGE RATIO" means, as at any date of determination, the ratio of (i) Consolidated Senior Debt as at such date to (ii) Consolidated Pro Forma EBITDA for the most recently ended four-Fiscal Quarter period; PROVIDED, HOWEVER, that for purposes of calculating the Consolidated Pro Forma Senior Leverage Ratio, Consolidated Senior Debt with respect to Revolving Loans shall be deemed to be the daily average amount of Revolving Loans outstanding during the most recently ended Fiscal Quarter plus, without duplication in such averaging, Revolving Loans outstanding on the last day of such Fiscal Quarter incurred to make Permitted Acquisitions during that Fiscal Quarter.

                  "CONSOLIDATED PRO FORMA TOTAL LEVERAGE RATIO" means, as at any date of determination, the ratio of (i) Consolidated Total Funded Debt as at such date to (ii) Consolidated Pro Forma EBITDA for the most recently ended four Fiscal-Quarter period; PROVIDED, HOWEVER, that for purposes of calculating the Consolidated Pro Forma Total Leverage Ratio, Consolidated Total Funded Debt with respect to Revolving Loans shall be deemed to be the daily average amount of Revolving Loans outstanding during the most recently ended Fiscal Quarter plus, without duplication in such averaging, Revolving Loans outstanding on the last day of such Fiscal Quarter incurred to make Permitted Acquisitions during that Fiscal Quarter.

                  "CONSOLIDATED SENIOR DEBT" means, as at any date of determination, the principal amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, except (i) the principal amount of Subordinated Indebtedness and (ii) the amount of Contingent Obligations of Company and its Subsidiaries described in clause (ii) of the definition of Contingent Obligations.

                  "CONSOLIDATED TOTAL FUNDED DEBT" means, as at any date of determination, the sum of (i) the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries (including that portion attributable to Capital Leases in accordance with GAAP) and (ii) the aggregate amount of Contingent Obligations of Company and its Subsidiaries described in clause (ii) of the definition of Contingent Obligations contained herein, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL LEVERAGE RATIO" means, as at any date of determination, the ratio of (i) Consolidated Total Funded Debt as at such date to (ii) Consolidated EBITDA for the most recently ended four-Fiscal Quarter period; PROVIDED, HOWEVER, that for purposes of calculating the Consolidated Total Leverage Ratio, Consolidated Total Funded Debt with respect to Revolving Loans shall be deemed to be the daily average amount of Revolving Loans outstanding during the most recently ended Fiscal Quarter.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds Consolidated Working Capital as of the end of such period.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the lower of (x) an amount equal to the stated or determinable principal amount of the primary obligation in respect of which such Contingent Obligation is made and (y) the maximum amount for which such Person incurring the Contingent Obligation may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which the Person incurring such Contingent Obligation may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors immediately after consummation of the Merger or (ii) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject other than those entered into pursuant to the Existing Credit Agreement, this Agreement or the Loan Documents.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States.

                  "DOMESTIC SUBSIDIARY" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

                  "EARN-OUT OBLIGATIONS" means any unsecured contingent liability of Company or any of its Subsidiaries owed to any seller in connection with a Permitted Acquisition that (a) constitutes a portion of the purchase price for such Permitted Acquisition but is not an amount certain on the date of incurrence thereof and is not subject to any right of acceleration by such seller and (b) is only payable upon the achievement of performance standards by the Person or other property acquired in such Permitted Acquisition and in an amount based upon such achievement provided that the maximum aggregate amount of such liability shall be fixed at a specified amount or percentage on the date of such Permitted Acquisition.

                  "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof having a combined capital and surplus of at least $100,000,000; PROVIDED that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) except with respect to an assignment of Revolving Loans or Revolving Loan Commitments, any other Person which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease financing companies; and
(ii) any Lender and any Affiliate of any Lender or, with respect to any Lender that is a fund that invests in bank loans (except with respect to the assignment of Revolving Loans or Revolving Loan Commitments), any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such Lender; PROVIDED that no Affiliate of Company shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law or (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity.

                  "ENVIRONMENTAL LAWS" means any and all current statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, or (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C.ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.136 ET SEQ.), the Oil Pollution Act (33 U.S.C.ss. 2701 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 ET SEQ.), each as amended or supplemented, any applicable analogous state or local statutes or laws.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA

Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation or administrative procedure);
(ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors, or the termination of any such Pension Plan, resulting in material liability to Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the PBGC's termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability to Company, any of its Subsidiaries or any of their respective ERISA Affiliates therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any Employee Benefit Plan; or (ix) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan on the assets of Company or any of its Subsidiaries.

                  "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCHANGE ASSETS" has the meaning assigned to that term in subsection 2.4B(iii)(a).

                  "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 Noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

                  "EXCLUDED EXPENDITURES" means, (i) expenditures to the extent they are made with the proceeds of the issuance of Capital Stock of any Loan Party or of any capital contribution to any Loan Party after the Closing Date or with Net Casualty/Condemnation Proceeds, (ii) expenditures used for Permitted Acquisitions and (iii) expenditures made in connection with Company's investment in Petcetera and 17187 Yukon to the extent permitted by subsection 7.3(ii).

                  "EXCLUDED NON-CASH ACCRUALS" means (i) accruals for any non-recurring financing costs related to the Merger, the related financings and other transactions contemplated by the Loan Documents and the Related Agreements and any amortization thereof during such period and (ii) any interest expense not required to be paid currently in cash, except to the extent actually paid in cash.

                  "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals.

                  "EXISTING SENIOR SUBORDINATED NOTES" means Company's $120,000,000 in aggregate principal amount of Senior Subordinated Notes due 2010.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances and Liens permitted pursuant to subsections 7.2(iii) and 7.2(iv)) and (ii) such Lien is the only Lien (other than Permitted

Encumbrances and Liens permitted pursuant to subsections 6.9 and 7.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on the Fiscal Year End.

                  "FISCAL YEAR END" means, for any Fiscal Year, the Saturday closest to January 31 of the following calendar year.

                  "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN SUBSIDIARY" means a direct or indirect Subsidiary of Company which is incorporated or organized under the laws of any government or sovereignty other than any state of the United States of America.

                  "FUNDING DATE" means the date of the funding of a Loan (but not a date on which only continuations or conversions of existing Loans occur).

                  "FUNDING OFFICE" means (i) the office of The Chase Manhattan Bank located at 4 New York Plaza, New York, New York, or (ii) such other office in the State of New York as may from time to time hereafter be designated as such in a written notice delivered by Company to Administrative Agent and Swing Line Lender.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GSCP" means Goldman Sachs Credit Partners L.P.

                  "GOVERNMENT ACTS" has the meaning assigned to that term in subsection 3.5A.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental
Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any radioactive materials; (v) any asbestos-containing materials; (vi) urea formaldehyde foam insulation; (vii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; and (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past or current activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, Release, threatened Release, discharge, generation, transportation, processing, treatment, abatement, removal, remediation, disposal or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "HOLDINGS" means BD Recapitalization Holdings LLC, a Delaware limited liability company.

                  "HOLDINGS MEMBERSHIP INTERESTS" means the membership interests of Holdings.

                  "HOLDINGS PLEDGE AGREEMENT" means the Holdings Pledge Agreement executed and delivered by Holdings on the Closing Date, substantially in the form of EXHIBIT XV annexed hereto, as such Holdings Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "INCREASED AMOUNT DATE" has the meaning assigned to that term in subsection 2.1(A)(ii)(A).

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person to the extent such indebtedness is included as a liability on the balance sheet of such Person in accordance with GAAP. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INSURANCE EXCHANGE ASSETS" has the meaning assigned to that term in subsection 2.4B(iii)(b).

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each of March, June, September and December of each year, commencing on the first such date to occur after the first full calendar quarter following the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of six months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process used in the production of goods held for sale or lease.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment MINUS any return of capital with respect to such Investment.

                  "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

                  "LGP INVESTORS" means Green Equity Investors III, L.P., a Delaware limited partnership.

                  "LIEN" means any lien, mortgage, deed of trust, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" or "LOANS" means one or more of the Tranche B Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents, each as may be amended from time to time.

                  "LOAN PARTY" means each of Company and any of its Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "MANAGEMENT AGREEMENT" means the Management Services Agreement, dated as of October 2, 2000 by and among Company and Leonard Green & Partners, L.P., a Delaware limited partnership and TPG GenPar III, L.P.

                  "MARGIN DETERMINATION CERTIFICATE" means a Margin Determination Certificate of Company delivered pursuant to 6.1(xvii) setting forth in reasonable detail the calculation of the Consolidated Total Leverage Ratio for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such certificate is delivered.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MASTER CONFIRMATION" means the Master Confirmation to be delivered by Company and the other Loan Parties on the Restatement Effective Date, substantially in the form of EXHIBIT XVI annexed hereto as it may be amended, supplemented or otherwise modified from time to time.

                  "MATERIAL ADVERSE EFFECT" shall mean, with respect to Company, any event, circumstance, change, condition, development or occurrence either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences, resulting in or reasonably likely to result in a material adverse effect on (i) the business, results of operations, financial condition, or prospects of Company and its Subsidiaries, taken as a whole or (ii) the ability of the Loan Parties to perform, or the ability of Administrative Agent or Lenders to enforce, the Obligations.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries.

                  "MAXIMUM AMOUNT" has the meaning assigned to that term in subsection 10.20A.

                  "MAXIMUM EXPENDITURE AMOUNT" has the meaning assigned to that term in subsection 7.8.

                  "MAXIMUM FOREIGN INVESTMENT AMOUNT" has the meaning assigned to that term in subsection 7.3(ii).

                  "MAXIMUM MANAGEMENT FEES" has the meaning assigned to that term in subsection 7.11.

                  "MERGER" means the merger of MergerSub with and into the Company pursuant to the Merger Agreement, with Company as the surviving corporation.

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of May 17, 2000 by and among Company and MergerSub, as such agreement may be amended from time to time to the extent permitted under this Agreement.

                  "MERGER CONSIDERATION" means the payment of $22.00 for each share of Company Stock acquired in the Merger for an aggregate payment of approximately $488.1 million (net of proceeds from exercise of options).

                  "MERGERSUB" means BD Recapitalization Corp., a Delaware corporation and wholly owned subsidiary of Holdings.

                  "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, in such form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be appropriate based on local laws or customary local mortgage or deed of trust practices.

                  "MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.9.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) reasonable amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale.

                  "NET DEBT SECURITIES PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(c).

                  "NET EQUITY SECURITIES PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(d).

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries and not payable to any third party

(other than Administrative Agent as loss payee) pursuant to any Contractual Obligation (i) under any business interruption or Casualty Insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

                  "NET PROCEEDS AMOUNT" has the meaning assigned to that term in subsection 2.4B(iii)(f).

                  "NEW SENIOR SUBORDINATED NOTE INDENTURE" means that certain Indenture dated as of October 23, 2001 among Company, the guarantors party thereto and Goldman Sachs & Co., as Initial Purchaser, pursuant to which the Senior Subordinated Notes are issued, as such Senior Subordinated Note Indenture may be amended from time to time to the extent permitted under subsection 7.13B.

                  "NEW SENIOR SUBORDINATED NOTES" means the $200,000,000 in aggregate principal amount of 10.75% Senior Subordinated Notes Due 2011 of Company issued pursuant to the Senior Subordinated Note Indenture and any exchange notes issued in replacement therefor.

                  "NEW TRANCHE B TERM LOAN COMMITMENTS" has the meaning assigned to that term in subsection 2.1(A)(ii).

                  "NEW TRANCHE B TERM LOAN LENDER" has the meaning assigned to that term in subsection 2.1(A)(ii)(B).

                  "NEW TRANCHE B TERM LOANS" has the meaning assigned to that term in subsection 2.1(A)(ii)(A).

                  "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii).

                  "NOTES" means one or more of the Tranche B Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D.

                  "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i).

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by one of its chief executive officer, chief financial officer, president, treasurer, secretary, controller or its vice president-finance; PROVIDED that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signer, such signer has made or has caused to be made such examination or investigation as is necessary to enable such signer to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

                  "OPERATING LEASE" means, as applied to any Person, any lease under which such Person is lessee or sublessee (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease.

                  "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation and its bylaws, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, (iv) with respect to any limited liability company, its articles or certificate of organization and its operating agreement and (v) with respect to any other entity, its equivalent organizational, governing documents.

                  "PAYMENT OFFICE" means (i) the office of Citibank, N.A. located in New York, New York, for the account of Wells Fargo Bank, N.A., as Administrative Agent or (ii) such other office in the State of New York of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" means the acquisition of a business (whether through the purchase of assets or of shares of Capital Stock) by Company or any of its wholly-owned Subsidiaries which is in a line of business similar or related to the lines of business of Company and its Subsidiaries; PROVIDED that (i) (a) the aggregate total consideration (including cash purchase price, deferred or financed purchase price and the assumption of Indebtedness, including Assumed Indebtedness, and other liabilities) for Permitted Acquisitions funded with the proceeds of equity contributions from the Sponsors shall not exceed $15,000,000 for each Fiscal Year, and (b) the aggregate total consideration (including cash purchase price, deferred or financed purchase price and the assumption of Indebtedness, including Assumed Indebtedness, and other liabilities) for Permitted Acquisitions made after the date of this Agreement shall not exceed $13,000,000 for each Fiscal Year (excluding Permitted Acquisitions covered by clause (a) above and excluding the acquisition of Petcetera to the extent Company's Investment therein is permitted by subsection 7.3(ii)) plus up to an additional amount (the "EXCESS ACQUISITION AMOUNT") not exceeding $10,000,000 for such Fiscal Year; PROVIDED that the Excess Acquisition Amount shall reduce the Maximum Expenditure Amount for such Fiscal Year by an equal amount; (ii) reasonably promptly following the consummation of such Permitted Acquisition, Company shall have complied with the provisions of subsections 6.8 and 6.9 with respect thereto to the extent applicable, (iii) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, (iv) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations, (v) in the case of the acquisition of capital stock, at least 85% of the Capital Stock (except for any such Securities in the nature of director's qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned by Company or a Subsidiary Guarantor thereof, and (vi) any Person or assets so acquired shall be located exclusively in the United States or Canada.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory or contractual Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any material portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b);

                  (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning, land use or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

                  (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

                  (xiii)   Liens securing Assumed Indebtedness:

                  (xiv) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and

                  (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PETCETERA" means Canadian Petcetera Limited Partnership, a Canadian limited partnership and its successors.

                  "PETOPIA" means Petopia.com or any successor E-commerce business.

                  "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement executed and delivered by Company on the Closing Date granting a security interest in substantially all Company's tangible and intangible assets and pledging 100% of the shares in its Domestic Subsidiaries and 66% of the shares of its first-tier Foreign Subsidiaries (limited to 60% in the case of Canadian Subsidiaries) or any Pledge and Security Agreement to be executed and delivered by any Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of EXHIBIT XIV annexed hereto, as such Pledge and Security Agreement may be amended, supplemented or otherwise modified from time to time.

                  "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Pledge and Security Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PRIME RATE" means the rate most recently announced by Wells Fargo at its principal office in San Francisco from time to time as its "Prime Rate." The Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Wells Fargo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the interest rate resulting from a change in such Prime Rate shall become effective as of 12:01 A.M. (San Francisco time) of the Business Day on which each change in Prime Rate is announced by Wells Fargo.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders,
(ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Loan Exposure of that Lender by (b) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (a) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (b) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "PROCEEDINGS" has the meaning assigned to that term in subsection 6.1(x).

                  "REFINANCINGS" means, with respect to any Indebtedness, any Indebtedness of Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, other Indebtedness of any such Persons; PROVIDED, HOWEVER, that the principal amount of such Refinancings does not exceed the principal amount, plus accrued interest (if any), of the Indebtedness so refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith).

                  "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELATED AGREEMENTS" means, collectively the Merger Agreement, the New Senior Subordinated Note Indenture and the New Senior Subordinated Notes.

                  "RELATED PARTY" with respect to any Sponsor means (i) any controlling stockholder of such Sponsor, any Subsidiary of such Sponsor or any general partner of such Sponsor, and (ii) any Affiliate of such Sponsor and any investment fund or investment partnership managed by any Person that is, or is an Affiliate of, such Sponsor.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUISITE CLASS LENDERS" means, at any time of determination,
(i) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding more than 50% of the sum of aggregate Tranche B Term Loan Exposure of all Lenders and (ii) for the Class of

Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Revolving Loan Exposure of all Lenders.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders and Revolving Loan Exposure of all Lenders.

                  "RESTATEMENT EFFECTIVE DATE" means the date on or before October 26, 2001 on which the conditions to effectiveness set forth in subsection 4.2 are satisfied.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, except any such payment payable solely in shares of stock, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, except any such payment payable solely in shares of stock or pay-in-kind securities. For the avoidance of doubt, payments under the Management Agreement shall not constitute Restricted Junior Payments.

                  "RETIREMENT OF DEBT" means the repayment on the Closing Date of all existing Indebtedness of Company and its Subsidiaries other than approximately $20,000,000 of Capital Leases and other obligations.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means October 2, 2006.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) PLUS (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

                  "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

                  "REVOLVING NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Lenders, substantially in the form of EXHIBIT V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities of such Person (including its expected obligations in respect of contingent liabilities) and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives, potential asset sales and rights against co-obligors available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due; and
(ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPONSOR" means either the LGP Investors or Affiliates of TPG Partners III, L.P., and "SPONSORS" means both such groups, collectively.

                  "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument; PROVIDED that Standby Letters of Credit may be issued for any purpose other than to support trade payables.

                  "SUBORDINATED INDEBTEDNESS" means the Indebtedness evidenced by the New Senior Subordinated Notes and any other Indebtedness of Company or its Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Administrative Agent.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time after the Closing Date pursuant to subsection 6.8.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty to be executed and delivered by Domestic Subsidiaries of Company on the Closing Date or from time to time after the Closing Date in accordance with subsection 6.8, substantially in the form of EXHIBIT XIII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

                  "SWING LINE LENDER" means Wells Fargo, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

                  "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv).

                  "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iv).

                  "SWING LINE NOTE" means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lenders, substantially in the form of EXHIBIT VI annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholdings of any nature imposed, levied, collected, withheld or assessed in respect of any payment hereunder or under the Notes by any Governmental Authority; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                  "TCW PARTIES" means those investment companies managed by TCW or its Affiliates.

                   "TERM LOAN EXPOSURE" means the Tranche B Term Loan Exposure.

                  "TERM LOANS" means the Tranche B Term Loans.

                  "TITLE COMPANY" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

                  "TPG INVESTORS" means TPG Partners III, L.P., TPG Parallel III, L.P., TPG Dutch Parallel, C.V., TPG Investors III, L.P., FOF Partners III, L.P., FOF Partners III-B, L.P.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans PLUS (iii) the Letter of Credit Usage.

                  "TRANCHE A TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i) of the Existing Credit Agreement.

                  "TRANCHE A TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E of the Existing Credit Agreement to evidence the Tranche A Term Loans of any Lenders.

                  "TRANCHE B TERM LOAN EXPOSURE" means the outstanding principal amount of the Tranche B Term Loan of that Lender.

                  "TRANCHE B TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii) of the Existing Credit Agreement and continued hereunder and any New Tranche B Term Loans.

                  "TRANCHE B TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche B Term Loans of any Lenders, substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "TRANSACTION COSTS" means the fees, costs and expenses payable or reimbursable by Company or any of its Subsidiaries in connection with the transactions contemplated by the Loan Documents and the Related Agreements and the refinancing of the Existing Senior Subordinated Notes and the transactions contemplated by the Limited Waiver, Consent and Amendment Regarding Initial Public Offering dated as of February 1, 2002.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "WAIVABLE MANDATORY PREPAYMENT" has the meaning assigned to that term in subsection 2.4B(iv)(c).

                  "WAIVABLE VOLUNTARY PREPAYMENT" has the meaning assigned to that term in subsection 2.4B(iv)(a).

                  "WELLS FARGO" has the meaning assigned to that term in the introduction to this Agreement.

                  "YUKON" means 17187 Yukon Inc., a Yukon (Canada) corporation.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make or maintain the Loans described in subsections 2.1A(ii) and 2.1A(iii) and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(iv).

                  (i) TRANCHE A TERM LOANS. Each Lender, which had a "Tranche A Term Loan Commitment" under the Existing Credit Agreement, loaned its ratable share of $70,000,000 on the Closing Date. All Tranche A Term Loans made under the Existing Credit Agreement shall be repaid in full on the Restatement Effective Date.

                  (ii) TRANCHE B TERM LOANS. Each Lender, which had a Tranche B Term Loan Commitment under the Existing Credit Agreement on the Closing Date, loaned to Company its Pro Rata Share of $200,000,000 in Tranche B Loans under the Existing Credit Agreement. Tranche B Term Loans shall be paid on the Restatement Effective date to the extent necessary to reduce the aggregate principal amount thereof to $195,000,000 and shall thereafter continue to be maintained under and governed by this Agreement. The amount of each Lender's Tranche B Term Loans to be outstanding on the Restatement Effective Date is set forth opposite its name on Schedule 2.1 annexed hereto.

                  Company may by written notice to Administrative Agent elect to request an increase to the existing Tranche B Term Loan Commitments ("NEW TRANCHE B TERM LOAN COMMITMENTS") by an amount not in excess of $30,000,000 in the aggregate. Each such notice shall specify (A) the date (each, an "INCREASED AMOUNT DATE") on which Company proposes that the New Tranche B Term Loan Commitments shall be effective and that Loans made pursuant to the New Tranche B Term Loan Commitments ("NEW TRANCHE B TERM LOANS") be issued, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Administrative Agent and (B) the identity of each Lender or other Person (each, a "NEW TRANCHE B TERM LOAN LENDER") to whom Company proposes any portion of such New Tranche B Term Loan Commitments shall be allocated and the amounts of such allocations; PROVIDED that such New Tranche B Term Loan Commitments shall not be made available to Company until after the Agents shall have declared that the syndication of the Commitments has been successfully completed and unless Requisite Lenders shall have consented to the making of the New Tranche B Term Loans; PROVIDED FURTHER that any Lender or other Person approached to provide all or a portion of the New Tranche B Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Tranche B Term Loan Commitment. Company hereby appoints Syndication Agent and Administrative Agent as sole agents with respect to the syndication of the New Tranche B Term Loans. Such New Tranche B Term Loan Commitments shall be come effective and any such New Tranche B Term Loans shall be made as of such Increased Amount Date; PROVIDED that (1) no Event of Default or Potential Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Tranche B Term Loan Commitments; (2) both before and after giving effect to the making of any New Tranche B Term Loans each of the conditions set forth in
         Section 4.3 shall be satisfied; (3) each increase in the New Tranche B Term Loan Commitments shall be effected pursuant to one or more joinder agreements in form and substance satisfactory to Agents, executed and delivered to Administrative Agent, and each shall be recorded in the

         Register; (4) Company shall make any payments of fees required by the New Tranche B Term Loan Lenders in connection with the New Tranche B Term Loan Commitments; and (5) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. On any Increased Amount Date on which any New Tranche B Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each New Tranche B Term Loan Lender shall make a New Tranche B Term Loan to Company in an amount equal to its New Tranche B Term Loan Commitment. Administrative Agent shall notify the Lenders promptly upon receipt of Company's notice of each Increased Amount Date and in respect thereof the New Tranche B Term Loan Commitments. The terms and provisions of the New Tranche B Term Loans and New Tranche B Term Loan Commitments shall be identical to the Tranche B Term Loans and shall be deemed Tranche B Term Loans for all purposes of this Agreement.

                  (iii) REVOLVING LOANS. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of the Revolving Loan Commitments under the Existing Credit Agreement was $80,000,000 and on the Restatement Effective Date the aggregate amount of the Revolving Loan Commitments shall be reduced to $75,000,000 and each Lender's Revolving Loan Commitment as of the Restatement Effective Date is set forth opposite its name on SCHEDULE 2.1 annexed hereto; PROVIDED that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and PROVIDED FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date. For the avoidance of doubt, all Revolving Loans made and Letters of Credit issued under the Existing Credit Agreement and outstanding as of the Restatement Effective Date shall continue to be maintained under and governed by this Agreement.

                  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loan and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  (iv) SWING LINE LOANS. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan

         Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The aggregate amount of the Swing Line Loan Commitment as of the Restatement Effective Date is $10,000,000; PROVIDED that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may deliver to Administrative Agent (with a copy to Company), no later than 1:00 P.M. (New York time) on any day that is at least five Business Days after the making of such Swing Line Loan a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay; PROVIDED HOWEVER, that in the event that Swing Line Loans are outstanding in an aggregate principal amount equal to or in excess of $1,000,000 as of the close of business on any Thursday, Swing Line Lender shall deliver to Administrative Agent (with a copy to Company), no later than 1:00 P.M. (New York time) on the following Business Day the notice described above requesting Lenders to make Revolving Loans in accordance with the procedures set forth above in an amount equal to the amount of such Swing Line Loans (which shall constitute Refunded Swing Line Loans) outstanding as of the close of business on such Thursday. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing

         Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

                  If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Administrative Agent's Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

                  Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default;
         (c) the occurrence or existence of any Material Adverse Effect; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Lender are subject to the condition that (1) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or
         (2) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

         B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) and Term Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; PROVIDED that Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $25,000 in excess of that amount.

                  Whenever Company desires that Lenders make Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:30 P.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 3:00 P.M. (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans that such Loans shall be Base Rate Loans, (iv) whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                  Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 3:30 P.M. (New York time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 3:30 P.M. (New York time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Administrative Agent's Office. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of the Loans, including the Tranche A Term Loans, that were made on the Closing Date) and 4.3 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company by 4:00 P.M. on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be transferred to the account of Company at the Funding Office.

                  Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement applicable to such Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D.       THE REGISTER.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Revolving Loan Commitment and the Tranche B Term Loan and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche B Term Loan or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including the Notes, if any, held by such Lender) the amount of the Tranche B Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (v) Company hereby affirms its designation of Wells Fargo to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Wells Fargo serves in such capacity, Wells Fargo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

         E. NOTES. Company executed and delivered promissory notes on the Closing Date to evidence Loans made by the Lenders under the Existing Credit Agreement. On the Restatement Effective Date, Company will execute and deliver
(i) a Tranche B Term Note substantially in the form of EXHIBIT IV annexed hereto to evidence that Lender's Tranche B Term Loans, with appropriate insertions,
(ii) a Revolving Note substantially in the form of EXHIBIT V annexed hereto to evidence that Lender's Revolving Loans, with appropriate insertions and (iii) a Swing Line Note substantially in the form of EXHIBIT VI annexed hereto, with appropriate insertions. If requested by any Lender by written notice to Company (with a copy to Administrative Agent), Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) promptly after Company's receipt of such notice a promissory note or promissory notes to evidence such Lender's Tranche B Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of EXHIBIT IV, EXHIBIT V or EXHIBIT VI annexed hereto, respectively, with appropriate insertions.

                  Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  From Closing Date through the Restatement Effective Date (i) the Tranche A Term Loans and the Revolving Loans bore interest and shall bear interest, (y) if a Base Rate Loan, then at the sum of the Base Rate plus 2.25% and (z) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 3.25% per annum, and (ii) the Tranche B Term Loans bore interest and shall bear interest (y) if a Base Rate Loan, then at the sum of the Base Rate plus 3.00% per annum and (2) if a Eurodollar Rate Loans, then at the sum of the Adjusted Eurodollar Rate plus 4.00% per annum.

                  (i) Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest on and after the Restatement Effective Date through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Base Rate Margin; or

                           (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate PLUS the Applicable Eurodollar Rate Margin.

                  (ii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche B Term Loans shall bear interest on and after the Restatement Effective Date through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS 2.50%; or

                           (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate PLUS 3.50%.

                  (iii) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate MINUS 0.50% PLUS the Applicable Base Rate Margin for Revolving Loans.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; PROVIDED that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of

         Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond October 2, 2008, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond October 2, 2006;

                  (vi) no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche B Term Loans unless the sum of (a) the aggregate principal amount of Tranche B Term Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Tranche B Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche B Term Loans on such date;

                  (vii) there shall be no more than twelve Interest Periods outstanding at any time;

                  (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and

                  (ix) until the earlier of (x) the completion to the satisfaction of Agents of the primary syndication of the Loans and Commitments or (y) the day that is 90 days after the Restatement Effective Date, no Interest Period for any Eurodollar Rate Loan may extend beyond one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Tranche B Term Loans or Revolving Loans equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans, (ii) to convert at any time all or any part of its outstanding Tranche B Term Loans or Revolving Loans equal to $1,000,000 and integral multiple of $100,000 in excess of that amount from Eurodollar Rate Loans to Base Rate Loans or (iii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                  Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 1:30 P.M. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default under subsection 8.1 or, upon demand by Administrative Agent at the request of

Requisite Lenders, upon the occurrence and during the continuation of any other Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues; PROVIDED, HOWEVER, that for each day that the Base Rate is calculated by reference to the Federal Funds Effective Rate, interest on Base Rate Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.

         A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) PLUS (ii) the Letter of Credit Usage MULTIPLIED by 0.50% per annum. Such commitment fees to be calculated on the basis of a 365-day year or 366-day year, as the case may be, and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

         B. OTHER FEES. Company agrees to pay to Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES.

         A.       SCHEDULED PAYMENTS OF TERM LOANS.

                  (i) PAYMENT OF TRANCHE A TERM LOANS. Company shall pay in full all Tranche A Term Loans as of the Restatement Effective Date.

                  (ii) SCHEDULED PAYMENTS OF TRANCHE B TERM LOANS. Company shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

                                                  Scheduled Repayment
                                                of Tranche B Term Loans
                                                 (Percentage of Amount
                                                  Outstanding on the
                   DATE                              closing date)
                   ----                             ---------------
                 December 31, 2000                         0.25%
                 March 31, 2001                            0.25%
                 June 30, 2001                             0.25%
                 September 30, 2001                        0.25%

                 December 31, 2001                         0.25%
                 March 31, 2002                            0.25%
                 June 30, 2002                             0.25%
                 September 30, 2002                        0.25%

                 December 31, 2002                         0.25%
                 March 31, 2003                            0.25%
                 June 30, 2003                             0.25%
                 September 30, 2003                        0.25%

                 December 31, 2003                         0.25%
                 March 31, 2004                            0.25%
                 June 30, 2004                             0.25%
                 September 30, 2004                        0.25%

                 December 31, 2004                         0.25%
                 March 31, 2005                            0.25%
                 June 30, 2005                             0.25%
                 September 30, 2005                        0.25%


                                       44

                 December 31, 2005                         0.25%
                 March 31, 2006                            0.25%
                 June 30, 2006                             0.25%
                 September 30, 2006                        0.25%

                 December 31, 2006                        11.75%
                 March 31, 2007                           11.75%
                 June 30, 2007                            11.75%
                 September 30, 2007                       11.75%

                 December 31, 2007                        11.75%
                 March 31, 2008                           11.75%
                 June 30, 2008                            11.75%
                 October 2, 2008                          11.75%
                                                          ------

                                 TOTAL                      100%

         PROVIDED that the installment due on October 2, 2008 shall be reduced to the extent of the principal payment made on the Restatement Effective Date pursuant to subsection 2.1A(ii) and the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any other voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche B Term Loans (including any New Tranche B Term Loans) and all other amounts owed hereunder with respect to the Tranche B Term Loans (including any New Tranche B Term Loans) shall be paid in full no later than October 2, 2008, and the final installment payable by Company in respect of the Tranche B Term Loans (including any New Tranche B Term Loans) on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

         B.       PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN
                  COMMITMENTS.

                  (i) VOLUNTARY PREPAYMENTS. Company may, upon written or telephonic notice to Administrative Agent on or prior to 1:30 P.M. (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 1:30 P.M. (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Tranche B Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount in the case of Base Rate Loans and in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount in the case of

         Eurodollar Rate Loans. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. A notice of termination of the Revolving Loan Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company by notice to the Administrative Agent on or prior to the specified date if such condition is not satisfied.

                  (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                           (a) PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS. No later than the fifteenth Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; PROVIDED, HOWEVER, that in the event Company notifies Administrative Agent in writing on or before the date of receipt of such Net Asset Sale Proceeds that Company or such Subsidiary intends to replace any assets sold ("EXCHANGE ASSETS") with assets which are to be used in a business engaged in by Company and its Subsidiaries at the time of any such replacement or any business or activity substantially similar or related thereto, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the excess of (1) the aggregate amount of such Net Asset Sale Proceeds over (2) an amount equal to the amount of cash expected to be expended by Company and its Subsidiaries to acquire such Exchange Assets during the 270-day period following the date of receipt by Company or any of its

                  Subsidiaries of such Net Asset Sale Proceeds. Any amounts not expended by Company and its Subsidiaries within such 270-day period shall be applied pursuant to clause (f) below. Nothing contained in this clause (a) shall be construed to permit any sale of assets prohibited by subsection 7.7.

                           (b)      PREPAYMENTS AND REDUCTIONS FROM NET
                  INSURANCE/CONDEMNATION PROCEEDS. No later than the third Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds; PROVIDED, HOWEVER, that in the event Company intends to replace any assets in respect of which such Net Insurance/Condemnation Proceeds were received ("INSURANCE EXCHANGE ASSETS") with assets which are to be used in a business engaged in by the Company and its Subsidiaries at the time of any such replacement or any business or activity substantially similar or related thereto, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the excess of (1) such Net Insurance/Condemnation Proceeds over (2) an amount equal to the amount of cash expected to be expended by the Company and its Subsidiaries to acquire such Insurance Exchange Assets during the 270-day period following the date of receipt by Company or any of its Subsidiaries of such Net Insurance/Condemnation Proceeds. Any amounts not expended by Company and its Subsidiaries within such 270-day period shall be prepaid pursuant to clause (f) below.

                           (c) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF DEBT SECURITIES. One day following receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET DEBT SECURITIES PROCEEDS") from the issuance of any debt Securities of Company or any of its Subsidiaries (other than any Indebtedness permitted by subsection 7.1), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Debt Securities Proceeds.

                           (d) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF EQUITY SECURITIES. One day following receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET EQUITY SECURITIES PROCEEDS") from the issuance of any equity Securities of Company or any of its Subsidiaries (other than equity Securities of Company or any of its Subsidiaries issued to their respective directors, officers and employees or to their stockholders existing as of the Closing Date) or the receipt of any equity contribution (other than from their Stockholders existing as of the Closing Date), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Net Equity Securities Proceeds; PROVIDED, that such percentage shall be reduced to 50% if the Consolidated Total Leverage Ratio as at the last day of the most recently ended four-Fiscal Quarters (giving pro forma effect to the application of Net Equity Securities Proceeds to pay Indebtedness) is less than 3.0:1.0.

                           (e) PREPAYMENTS AND REDUCTIONS FROM CONSOLIDATED EXCESS CASH FLOW. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending on the Fiscal Year End in 2002), Company shall, no later than 100 days after such Fiscal Year End, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; PROVIDED, that such percentage shall be reduced to 50% if the Consolidated Total Leverage Ratio (giving pro forma effect to the application of Consolidated Excess Cash Flow to pay Indebtedness) as at such Fiscal Year End is less than 3.0:1.0.

                           (f) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Debt Securities Proceeds, Net Equity Securities Proceeds or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess to the extent required hereunder, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                  (g) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay FIRST the Swing Line Loans and SECOND the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

                  (iv)     APPLICATION OF PREPAYMENTS.

                           (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; PROVIDED that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Swing Line Loans to the full extent thereof, SECOND to repay outstanding Revolving Loans to the full extent thereof, and THIRD to repay outstanding Term Loans to the full extent thereof. Unless otherwise specified by Company in the applicable notice of prepayment, any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche B Term Loans on a pro rata basis (in accordance with the outstanding principal amounts thereof) and shall be applied on a pro rata basis (in accordance with the outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche B Term Loans set forth in subsection 2.4A(ii) that is unpaid at the time of such prepayment. Notwithstanding anything under this subsection 2.4B(iv)(a) to the contrary, Tranche B Term Lenders shall have the option to waive their rights to receive any voluntary prepayment pursuant to subsection 2.4B(i) (a "WAIVABLE VOLUNTARY PREPAYMENT"). In the event any such Tranche B Term Lender desires to waive such Lender's right to receive such Waivable Voluntary Prepayment, (1) such Tranche B Term Lender shall so advise Administrative Agent in writing no later than the close of business on the Business Day following the date it receives notice of the prepayment from Administrative Agent and (2) upon receipt of such written advice from such Tranche B Term Lender, Administrative Agent shall apply the amount so waived by such Tranche B Term Lender to prepay Tranche B Term Loans held by Lenders which did not waive their right to such prepayment (pro rata in accordance with the outstanding principal amounts thereof) and then to the Revolving Loans (without any corresponding reduction in Revolving Loan Commitments); PROVIDED that in the event that prepayment of Tranche B Term Loans held by Lenders not waiving their right to prepayment and of Revolving Loans does not exhaust the amount specified by Company in the applicable notice of prepayment, Administrative Agent shall apply any remaining amount to repay all other Tranche B Term Loans on a pro rata basis (in accordance with the outstanding principal amounts thereof). Company shall use its best efforts to notify Administrative Agent (which shall promptly notify the Tranche B Term Lenders) of any Waivable Voluntary Prepayment at least three Business Days prior to the payment to Administrative Agent of such Waivable Voluntary Prepayment.

                           (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e) shall be applied FIRST to prepay the Term Loans to the full extent thereof, SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, THIRD, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and (unless such prepayment is a Waivable Mandatory Prepayment) to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, FOURTH, to the extent of any remaining portion of the Applied Amount, to cash collateralize the Letters of Credit to the full extent thereof and (unless such prepayment is a Waivable Mandatory Prepayment) to further permanently reduce the Revolving

                  Loan Commitments by the amount of such prepayment, and FIFTH, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

                           (c) APPLICATION OF MANDATORY PREPAYMENTS OF TERM LOANS TO TRANCHE B TERM LOANS AND THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche B Term Loans on a pro rata basis (in accordance with the outstanding principal amounts thereof) and shall be applied on a pro rata basis (in accordance with the outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche B Term Loans set forth in subsection 2.4A(ii) that is unpaid at the time of such prepayment; PROVIDED, HOWEVER, that Tranche B Term Lenders shall have the option to waive their rights to receive any such prepayment (a "WAIVABLE MANDATORY PREPAYMENT"). In the event any such Tranche B Term Lender desires to waive such Lender's right to receive such Waivable Mandatory Prepayment,
                  (1) such Tranche B Term Lender shall so advise Administrative Agent in writing no later than the close of business on the Business Day following the date it receives notice of the prepayment from Administrative Agent and (2) upon receipt of such written advice from such Tranche B Term Lender, Administrative Agent shall apply the amount so waived by such Tranche B Term Lender to prepay Tranche B Term Loans held by Lenders which did not waive their right to such prepayment (pro rata in accordance with the outstanding principal amounts thereof) and then to the Revolving Loans (without any corresponding reduction in the Revolving Loan Commitments). Company shall use its best efforts to notify Administrative Agent (which shall promptly notify the Tranche B Term Lenders) of any Waivable Mandatory Prepayment at least three Business Days prior to the payment to Administrative Agent of such Waivable Mandatory Prepayment.

                           (d) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Considering Tranche B Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

         C.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the account of Administrative Agent not later than 2:00 P.M. (New York time) on the date due at the Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such
         Loan) shall be applied to the payment of interest before application to principal.

                  (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

                  (i) APPLICATION OF PROCEEDS OF COLLATERAL. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                           (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                           (b) thereafter, to the extent of any excess of such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                           (c) thereafter, to the extent of any excess of such proceeds, to the payment to or upon the order of such Loan Party or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (ii) APPLICATION OF PAYMENTS UNDER SUBSIDIARY GUARANTY. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                           (a) To the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

                           (b) thereafter, to the extent of any excess of such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

                           (c) thereafter, to the extent of any excess of such payments, to the payment to the applicable Subsidiary Guarantor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5      USE OF PROCEEDS.

         A. TRANCHE A TERM LOANS, TRANCHE B TERM LOANS AND INITIAL REVOLVING LOANS. The proceeds of the Tranche A Term Loans and the Tranche B Term Loans, together with up to $20 million of Revolving Loans and the proceeds of the debt and equity capitalization of

Company described in subsection 4.1D(i), were applied on the Closing Date to fund the Acquisition Financing Requirements.

         B. REVOLVING LOANS; SWING LINE LOANS; NEW TRANCHE B TERM LOANS. After the Closing Date and prior to the Restatement Effective Date, the proceeds of Revolving Loans were applied by Company for working capital and general corporate purposes. After the Restatement Effective Date, the proceeds of Revolving Loans and any Swing Line Loans and New Tranche B Term Loans shall be applied by Company for working capital and general corporate purposes.

         C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 9:00 A.M. (LOS ANGELES TIME) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be a request to make such Loans as (or convert such Loan to, as the case may be) Base Rate Loans.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability (exclusive of any expected profit on such Loans) sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.6D, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and
(ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) not covered by subsection 2.7B with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; PROVIDED, HOWEVER, that Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 90 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, and stating that such Lender is, if it is legally entitled to do so, generally charging similar amounts to borrowers that are similarly situated, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax (other than a Tax on the overall net income of any Lender) from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                           (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                           (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii)    EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                           (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it), or any successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-9, W-8BEN or W-8ECI pursuant to clause (1) above, a Certificate re Non-Bank Status together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-9, W-8BEN or W-8ECI, or successor applicable forms, or a Certificate re Non-Bank Status, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (b) or (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (b) or (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, the National

Association of Insurance Commissioners or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, the National Association of Insurance Commissioners or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; PROVIDED HOWEVER, that Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 90 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7C and stating that such Lender is, if it is legally entitled to do so, generally charging similar amounts to borrowers that are similarly situated, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

                  Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection
2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9      SUBSTITUTE LENDERS.

                  In the event Company is required under the provisions of subsection 2.7 or 3.6 to make payments in a material amount to any Lender or in the event any Lender fails to lend to Company in accordance with this Agreement, Company may, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; PROVIDED that, concurrently with such termination, (i) Company shall pay that Lender all principal, interest and fees and other amounts (including without limitation, amounts, if any, owed under subsection 2.7 and 3.6) owed to such Lender through such date of termination, (ii) another financial institution satisfactory to Company and Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent), to evidence the substitution of such Lender shall have been received and approved by Administrative Agent as of such date.

SECTION 3.                 LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
         THEREIN.

         A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request that any Lender issue (and no Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $25,000,000;

                  (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED FURTHER that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is one year from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                  (v) any Letter of Credit denominated in a foreign currency which in the judgment of the applicable Issuing Lender is not readily and freely available.

         B.       MECHANICS OF ISSUANCE.

                  (i) NOTICE OF ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of EXHIBIT III annexed hereto no later than 1:30 P.M. (New York time) at least three Business Days (in the case of Standby Letters of Credit), at least one Business Day (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and PROVIDED FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:30 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                  Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                  (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; PROVIDED that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

                  (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.4, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                  (iv) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (v) REPORTS TO LENDERS. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      LETTER OF CREDIT FEES.

                  Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (1) $500 and (2) 0.25% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the daily amount available to be drawn under such Standby Letter of Credit MULTIPLIED by the Applicable Eurodollar Rate Margin (as determined in accordance with subsection 2.2A), each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each of March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to each Commercial Letter of Credit, fronting and letter of credit fees, payable directly to the applicable Issuing Lender for its own account, at such times and in such amounts as are in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance; and

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), reasonable and customary documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause
(i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

         B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such honored drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 1:00 P.M. (New York time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing and
(ii) Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT BY LENDERS. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 3:00 P.M. (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.       INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

                  The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v)      the occurrence or existence of any Material Adverse
         Effect;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto; or

                  (vii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

                  Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

                  Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder; PROVIDED, HOWEVER, that Company shall not be obligated to pay such Issuing Lender or Lender any compensation attributable to any period prior to the date that is 90 days prior to the date on which such Issuing Lender or Lender gave notice to Company of the circumstances entitling such Issuing Lender or Lender to compensation. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

3.7      CONFIRMATION OF LETTERS OF CREDIT ISSUED UNDER EXISTING CREDIT
         AGREEMENT.

                  All Letters of Credit issued under the Existing Credit Agreement outstanding on the Restatement Effective Date shall be deemed Letters of Credit issued hereunder.

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT AND EFFECTIVENESS OF AGREEMENT

                  The conditions to the making of the initial Loans, to the effectiveness of this Agreement and to the making of subsequent Loans and the issuance of Letters of Credit are set forth herein as follows:

4.1 CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS AND SWING LINE LOANS UNDER EXISTING CREDIT AGREEMENT.

                  The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans made on the Closing Date were, in addition to the conditions precedent specified in subsection 4.2 of the Existing Credit Agreement, subject to prior or concurrent satisfaction or waiver of the following conditions:

         A. LOAN PARTY DOCUMENTS. On the Closing Date, Company delivered, and caused each other Loan Party to deliver, to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

                  (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization if such certification is generally available and in each other case, by such Person's secretary or assistant secretary;

                  (ii) To the extent generally available, a good standing certificate from the Secretary of State of its jurisdiction of organization and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

                  (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                  (v) Executed originals of the Notes and the other Loan Documents to which such Person is a party; and

                  (vi) Such other documents as Administrative Agent may reasonably request.

         B. HOLDINGS DOCUMENTS. On the Closing Date, Company delivered, or caused to be delivered, to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Holdings, each, unless otherwise noted, dated the Closing Date:

                  (i)      executed originals of the Holdings Pledge Agreement;

                  (ii) with respect to Holdings, evidence (which may be a legal opinion), reasonably satisfactory in form and substance to Administrative Agent, of the due authorization, execution and delivery by Holdings of the Holdings Pledge Agreement and of the enforceability of the Holdings Pledge Agreement against Holdings;

                  (iii) with respect to Holdings, signature and incumbency certificates of the officers of Holdings executing the Holdings Pledge Agreement; and

                  (iv) such other documents as Administrative Agent may reasonably request.

         C.       CLOSING DATE. The Closing Date was October 2, 2000.

         D. NO MATERIAL ADVERSE EFFECT. Since January 29, 2000 there had occurred no Material Adverse Effect.

         E.       CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP, ETC.

                  (i) CORPORATE STRUCTURE. The corporate organizational structure of Company and its Subsidiaries, after giving effect to the Merger, was as set forth in SCHEDULE 4.1E annexed hereto.

                  (ii) CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Company and its Subsidiaries, after giving effect to the Merger, was as set forth in SCHEDULE 4.1E annexed hereto.

                  (iii) EMPLOYMENT CONTRACTS. Administrative Agent and Lenders received copies of any and all employment contracts with senior management of Company.

F.       PROCEEDS OF DEBT AND EQUITY CAPITALIZATION OF COMPANY.

                  (i) DEBT AND EQUITY CAPITALIZATION OF COMPANY. On or before the Closing Date, (a) the LGP Investors and the TPG Investors had purchased Holdings Membership Interests for cash consideration of not less than $190,000,000 and (b) Holdings and TCW had purchased shares of the Capital Stock of Merger Sub for cash consideration of not less than $195,000,000. An additional $3,200,000 of Company Stock had been retained through "rollovers" by existing management shareholders.

                  (ii) OTHER DEBT CAPITALIZATION OF COMPANY. On or before the Closing Date the Existing Senior Subordinated Notes had been sold for gross proceeds of not less than $120,000,000 and the Existing Senior Subordinated Note Agreement was in full force and effect and was not amended, supplemented, waived or otherwise modified without the consent of Agents, and executed or conformed copies thereof (including all exhibits and schedules thereto) and any amendments thereto and all documents executed in connection therewith were delivered to Agents.

                  (iii) USE OF PROCEEDS OF CAPITALIZATION. Company provided evidence reasonably satisfactory to Administrative Agent that the proceeds of the debt and equity capitalization of Company described in clause (i) above had been irrevocably committed, prior to the application of the proceeds of the Term Loans and a portion of the Revolving Loans, to the payment of a portion of the Acquisition Financing Requirements.

         G.       MERGER MATTERS.

                  (i) MERGER AGREEMENT AND CERTAIN OTHER RELATED AGREEMENTS. Administrative Agent had received fully executed or conformed copies of the Merger Agreement and any documents executed in connection therewith, and the Merger Agreement was in full force and effect and no provision thereof had been amended, supplemented, waived or otherwise modified in any respect determined by Administrative Agent to be material (including, without limitation, any increase in the price to be paid for the Company Stock to an amount in excess of $22.00 per share), in each case without the consent of Administrative Agent;

                  (ii) All conditions to the Merger set forth in the Merger Agreement were satisfied in all material respects or the fulfillment of any such conditions had been waived with the consent of Administrative Agent;

                  (iii) The Merger became effective in accordance with the terms of the Merger Agreement and the Delaware General Corporation Law; and

                  (iv) OFFICERS' CERTIFICATES. Administrative Agent received an Officers' Certificate from Company to the effect that (a) the representations and warranties of each of MergerSub and Company in the Merger Agreement were true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (b) the Merger Agreement was in full force and effect and no provision thereof had been amended, supplemented, waived or otherwise modified in any material respect without the consent of Administrative Agent, (c) each of Borrower and

         Merger Sub had complied with all agreements, terms and conditions contained in the Merger Agreement and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date, except where such failure to comply or perform could not reasonably be expected to have a Material Adverse Effect, and none of such Persons were in default in their performance or compliance with any of the terms or provisions thereof, except where such default could not reasonably be expected to have a Material Adverse Effect, and (d) the Merger has became effective in accordance with the terms of the Merger Agreement and the Delaware General Corporation Law. Administrative Agent received an Officer's Certificate of Company setting forth the sources and uses of funds with respect to the Merger and stating that Company would proceed to consummate the Merger immediately upon making of the initial loans.

         H.       RELATED AGREEMENTS.

                  (i) APPROVAL OF RELATED AGREEMENTS. The Related Agreements were each reasonably satisfactory in form and substance to Administrative Agent.

                  (ii) RELATED AGREEMENTS IN FULL FORCE AND EFFECT. Administrative Agent and Lenders received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement was in full force and effect and no provision thereof had been modified or waived if such modification or waiver would have a material adverse effect on the rights of Lenders hereunder, in each case without the consent of Administrative Agent.

         I. MATTERS RELATING TO EXISTING INDEBTEDNESS. On the Closing Date, (i) Company and its Subsidiaries (a) repaid in full all Indebtedness outstanding under the then existing credit agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation or replacement of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto and (ii) Company and its Subsidiaries had no existing Indebtedness outstanding other than existing Capital Leases and existing Indebtedness in an aggregate amount not exceeding $20,000,000.

         J. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND THIRD PARTY CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company and each Sponsor had obtained all Governmental Authorizations and all consents of other Persons, in each case that were necessary or advisable in connection with the Merger and the other transactions contemplated by the Loan Documents and the Related Agreements, and each of the foregoing were in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably have been expected to have had a Material Adverse Effect. All applicable waiting periods expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing were pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         K. SECURITY INTERESTS IN PERSONAL PROPERTY. Administrative Agent received evidence satisfactory to it that Company and each Sponsor had taken or had caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) below) that were necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal property Collateral. Such actions included the following:

                  (i) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock (other than the Company Preferred Stock) pledged pursuant to the Pledge and Security Agreement, and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral with a fair market value or a face amount in excess of $250,000;

                  (ii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

                  (iii) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

         L. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Closing Date, Lenders received from Company (i) audited financial statements for Company and its Subsidiaries for the Fiscal Year ended January 29, 2000, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year,
(ii) unaudited financial statements for Company and its Subsidiaries for the Fiscal Quarter ended July 29, 2000 and any monthly fiscal period ended subsequent to July 29, 2000 for which financial statements can be prepared, in each case consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year,
(iii) pro forma consolidated balance sheets of Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements were in form satisfactory to Administrative Agent and Lenders and (iv) final projected financial statements of Company and its Subsidiaries for the eight-year period immediately following the Closing Date, consisting of balance sheets and the related statements of operations, stockholders' equity and cash flows for such period, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent.

         M. SOLVENCY LETTER. On the Closing Date, Administrative Agent and Lenders received a letter, dated the Closing Date, from Valuation Research Corporation, to the effect that, after giving effect to the consummation of the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Company would be Solvent, and otherwise in form and substance reasonably satisfactory to Administrative Agent.

         N. EVIDENCE OF INSURANCE. Administrative Agent received insurance binders evidencing that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

         O. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders received originally executed copies of one or more favorable written opinions of Latham & Watkins and/or Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT VIII-A annexed hereto.

         P. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT IX annexed hereto.

         Q. FEES. Company paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

         R. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company delivered to Administrative Agent and Lenders an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company had performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall have been performed or satisfied by it on or before the Closing

Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Lenders.

         S. REVOLVING LOANS. As of the Closing Date, the Total Utilization of Revolving Loan Commitments, after giving effect to the Merger, did not exceed $20,000,000 except for outstanding Letters of Credit.

         T. CLOSING DATE FINANCIAL PERFORMANCE. On the Closing Date, Company delivered to Administrative Agent a Closing Date Compliance Certificate demonstrating in reasonable detail compliance with the following conditions:

                  (i) Consolidated Pro Forma EBITDA of the Company and its Subsidiaries for the four-Fiscal Quarter period ended July 29, 2000 was at least $97,000,000.

                  (ii) As of the Closing Date the Company had senior secured debt ratings from Moody's Investors Service, Inc. and Standard & Poor's Rating Service.

         U. TRANSACTION COSTS. The aggregate of all amounts necessary to pay Transaction Costs did not exceed an amount disclosed to and reasonably acceptable to the Administrative Agent and the Syndication Agent prior to the Closing Date.

         V. LEASEHOLD MORTGAGES AND COLLATERAL ACCESS AGREEMENTS. On the Closing Date, Administrative Agent received leasehold mortgages or Collateral Access Agreements on as many of the distribution centers operated by Company and its Subsidiaries as the Company could obtain consent from the landlords thereof using commercially reasonable efforts and approximately 50 retail stores identified by Agents and Company.

         W. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel were reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

4.2      CONDITIONS TO EFFECTIVENESS OF THE AGREEMENT.

                  The conditions to the effectiveness of this Agreement are, in addition to the conditions precedent specified in subsection 4.3:

         A. COMPANY DOCUMENTS. On or before the Restatement Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company, each, unless otherwise noted, dated the Restatement Effective Date:

                  (i) A certificate of the Secretary or Assistant Secretary of Company certifying that the Organizational Documents of Company have not been amended, supplemented or otherwise modified since the Closing Date;

                  (ii) To the extent generally available, a good standing certificate from the Secretary of State of its jurisdiction of organization and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Restatement Effective Date;

                  (iii) Resolutions of the Board of Directors of Company approving and authorizing the execution, delivery and performance of the Loan Documents being executed on the Restatement Effective Date to which it is a party, certified as of the Restatement Effective Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of Company executing the Loan Documents being executed on the Restatement Effective Date to which it is a party;

                  (v) Executed originals of the Notes and the other Loan Documents being executed on the Restatement Effective Date to which Company is a party; and

                  (vi) Such other documents as Administrative Agent may reasonably request.

         B. MASTER CONFIRMATION. Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders) executed originals of the Master Confirmation.

         C.       PAYMENT OF LOANS.

                  (i) PAYMENT OF TRANCHE A TERM LOANS. The Tranche A Term Loans made under the Existing Credit Agreement, including all interest thereon, shall have paid in full.

                  (ii) PAYMENT OF TRANCHE B TERM LOAN. The Tranche B Term Loans, as made under the Existing Credit Agreement and continued hereunder, shall be paid to the extent necessary such that the aggregate principal amount thereof upon the effectiveness of this Agreement shall not exceed $195,000,000 and any interest on any such amount so paid shall be paid.

                  (iii) PAYMENT OF REVOLVING LOANS. The Revolving Loans, as made under the Existing Credit Agreement and continued hereunder, shall be paid to the extent necessary such that the Total Utilization of Revolving Loan Commitments shall not exceed $75,000,000.

         D. ISSUANCE OF NEW SENIOR SUBORDINATED NOTES AND REPAYMENT OF EXISTING SENIOR SUBORDINATED NOTES.

                  (i) NEW SENIOR SUBORDINATED NOTES. On or before the Restatement Effective Date the New Senior Subordinated Notes shall have been sold for gross cash proceeds of not less than $200,000,000, and the New Senior Subordinated Note Indenture shall have been executed and delivered; and

                  (ii) REPAYMENT OF EXISTING SENIOR SUBORDINATED NOTES. Concurrently with the sale of the New Senior Subordinated Notes, the Existing Senior Subordinated Notes shall have been paid in full.

         E. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Latham & Watkins and/or Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Restatement Effective Date and setting forth substantially the matters in the opinions designated in EXHIBIT VIII-B annexed hereto, and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

         F. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Restatement Effective Date, substantially in the form of EXHIBIT IX-B annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

         G. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Restatement Effective Date referred to in subsection 2.3.

         H. OFFICER'S CERTIFICATE. Company shall have delivered to Administrative Agent and Lenders an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Effective Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Lenders.

4.3      CONDITIONS TO ALL LOANS.

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

         A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

         B.       As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

                  (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

4.4      CONDITIONS TO LETTERS OF CREDIT.

                  The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

         A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

         B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.3B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make or continue the Loans, as applicable, and to induce the Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete in all material respects:

5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS, SPONSORS AND SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in SCHEDULE 5.1A annexed hereto. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

         D. SPONSORS AND SUBSIDIARIES. All of the Sponsors and all of the Subsidiaries of Company, as well as the ownership interests of each in their respective Subsidiaries, are identified in SCHEDULE 5.1A annexed hereto, as said
SCHEDULE 5.1A may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv). The number of shares of Company Common Stock and Company Preferred Stock indirectly owned by each such Sponsor is identified in SCHEDULE 5.1A annexed hereto (as so supplemented). The Capital Stock of Company and of each of the Subsidiaries of Company identified in SCHEDULE 5.1A annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 5.1A annexed hereto (as so supplemented) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and would not reasonably be expected to have a Material Adverse Effect.

         E. OPTIONS AND OTHER RIGHTS. As of the Restatement Effective Date, except as set forth in SCHEDULE 5.1E, there are no outstanding subscriptions, warrants, calls, options, rights (including unsatisfied preemptive rights), commitments or agreements to which Company or any of its Subsidiaries is bound that permit or entitle any Person to purchase or otherwise receive from or to be issued any shares of Capital Stock of Company or any of its Subsidiaries or any security or obligation of any kind convertible into any class of Capital Stock of Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock.

5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) except as set forth in SCHEDULE 5.2B annexed hereto, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, which breach or default could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) except as set forth in SCHEDULE 5.2B annexed hereto, require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Effective Date and disclosed in writing to Lenders or for which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for those registrations, consents, approvals, notices or other actions which have been obtained on or before the Restatement Effective Date.

         D. BINDING OBLIGATION. Each of the Loan Documents and Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. VALID ISSUANCE OF COMPANY STOCK, COMPANY PREFERRED STOCK AND SENIOR SUBORDINATED NOTES.

                  (i) COMPANY STOCK. The Company Stock is duly and validly issued, fully paid and nonassessable. The issuance and sale of such Company Stock either (a) has been registered or qualified under applicable federal and state securities laws or (b) was exempt therefrom.

                  (ii) NEW SENIOR SUBORDINATED NOTES. The New Senior Subordinated Notes when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the New Senior Subordinated Notes will be enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions.

5.3      FINANCIAL CONDITION.

                  Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries as at February 3, 2001, and the related consolidated statements of income, and cash flows of Company and its Subsidiaries for the Fiscal Year then ended; and (ii) the unaudited consolidated balance sheets of Company and its Subsidiaries as at August 4, 2001, and the related unaudited consolidated statements of income, and cash flows of Company and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of Company or any of its Subsidiaries has (and will not following the funding of the initial Loans have) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is required in accordance with GAAP to be reflected in the foregoing financial statements or the notes thereto and that is not so reflected and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of Company and its Subsidiaries taken as a whole.

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                  Since February 3, 2001, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Except as disclosed in the Merger Agreement and the schedules annexed thereto, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5      TITLE TO PROPERTIES.

                  Company and its Subsidiaries have (i) good and valid title to (in the case of fee interests in real property), (ii) valid leasehold or subleasehold, as applicable, interests in (in the case of leasehold or subleasehold, as applicable, interests in material real or personal property) subject to customary subordinations, if any, in favor of the lender of the fee owner of such property except to the extent that the failure to have valid title would not reasonably be expected to have a Material Adverse Effect, or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Liens which do not materially interfere with the present use thereof.

5.6      LITIGATION; ADVERSE FACTS.

                  Except as set forth in SCHEDULE 5.6, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

                  Except to the extent permitted by subsection 6.3 and except as set forth on SCHEDULE 5.7, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed (taking into account all available extensions), and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid (other than any taxes the amount or validity of which is being contested in a manner consistent with subsection 6.3A) except to the extent that the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
         CONTRACTS.

         A. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         B. SCHEDULE 5.8B contains a true, correct and complete list of all the Material Contracts in effect on the Restatement Effective Date. Except as set forth on SCHEDULE 5.8B, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9      GOVERNMENTAL REGULATION.

                  Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

         A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company or any of its Subsidiaries and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11     EMPLOYEE BENEFIT PLANS.

         A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except to the extent that any non-compliance or failure to perform would not reasonably be expected to have a Material Adverse Effect.

         B. No ERISA Event that is reasonably likely to result in a Material Adverse Effect has occurred or is reasonably expected to occur.

         C. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000. SCHEDULE 5.11C sets forth a complete list of the Company's Employee Benefit Plans.

         D. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available and based solely on information, if any, provided to Company by such Multiemployer Plan, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed an amount that would reasonably be expected to have a Material Adverse Effect.

5.12     CERTAIN FEES.

                  Except for Transaction Costs disclosed and reasonably acceptable to the Administrative Agent and the Syndication Agent, no broker's or finder's fee or commission will be payable by Company or any of its Subsidiaries with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     ENVIRONMENTAL PROTECTION.

                  Except as set forth in SCHEDULE 5.13 annexed hereto:

                  (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                  (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and

                  (v) compliance with all current requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

                  Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition is occurring, or to Company's knowledge has occurred, with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on SCHEDULE 5.13 annexed hereto, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.14     EMPLOYEE MATTERS.

                  There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15     SOLVENCY.

                  Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16     MATTERS RELATING TO COLLATERAL.

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties and Sponsors, together with
(i) the actions taken on or prior to the date hereof pursuant to subsections 4.1, 4.2, 6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements or Mortgages delivered to Administrative Agent for filing or recording, as applicable (but not yet filed or recorded) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

         B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party or any Sponsors of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A or as permitted by subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no document granting any rights to any third party with respect to any Intellectual Property has been recorded with the United States Patent and Trademark Office or any successor or substitute office.

         D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party or any Sponsors with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17     RELATED AGREEMENTS.

                  Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

5.18     DISCLOSURE.

                  The information furnished to Lenders by or on behalf of Company in connection with the transactions contemplated by this Agreement, together with the representations and warranties of Company and its Subsidiaries contained in the Loan Documents and the Related Agreements and in any other documents, certificates and written statements furnished to Lenders by or on behalf of Company or any of its Subsidiaries or for use in connection with the transactions contemplated by this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made (in each case taken as a whole). Any projections and PRO FORMA financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

5.19     INTELLECTUAL PROPERTY.

         A. All patents and patent applications, trademark registrations and applications, and copyright registrations and applications included in the Intellectual Property are listed in SCHEDULE 5.19A annexed hereto, as such
SCHEDULE 5.19A may be supplemented from time to time pursuant to subsection 6.1(xvii). Company and its Subsidiaries own, or are licensed (to the extent required to be so licensed) to use, all Intellectual Property, and the Loan Parties own all of the right, title and interest in and to all Intellectual Property under the applicable laws of the United States of America free and clear of any Lien (other than Liens permitted under this Agreement), in each case except where the failure to do or have the foregoing could not reasonably be expected to result in a Material Adverse Effect.

         B. No material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging the validity or effectiveness of any Intellectual Property. The use of any Intellectual Property by Company or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liabilities on the part of Company or any of its Subsidiaries that are material to Company and its Subsidiaries, taken as a whole. The consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any Intellectual Property by Company or any of its Subsidiaries.

SECTION 6. AFFIRMATIVE COVENANTS OF COMPANY

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless the Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and to Syndication Agent:

                  (i) MONTHLY FINANCIALS: as soon as available and in any event within 45 days after the end of each month ending after the Restatement Effective Date, the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of earnings and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) QUARTERLY FINANCIALS: within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such

         Fiscal Quarter and the related consolidated statements of earnings and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in a form reasonably satisfactory to Administrative Agent; PROVIDED, that such financial statements for the fourth Fiscal Quarter of each Fiscal Year may be marked "Draft" and the narrative report described in clause (b) of this paragraph (ii) need not be delivered with respect to such fourth Fiscal Quarter financial statements.

                  (iii) YEAR-END FINANCIALS: within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of earnings, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in a form reasonably satisfactory to Administrative Agent, and (c) in the case of such consolidated financial statements, a report thereon of KPMG or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) OFFICER'S AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under such signer's supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                  (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3 (other than as a result of FAS 141 and 142), the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii),
         (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries, as the case may be, for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection
         6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default under Section 7 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

                  (vii) ACCOUNTANTS' REPORTS: upon request (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (ix) EVENTS OF DEFAULT, ETC.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (x) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (a) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or



                           (b) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

                  written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $5,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii)    ERISA NOTICES: with reasonable promptness, copies of
         (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (xiii) FINANCIAL PLANS: as soon as practicable and in any event no later than 45 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a PRO FORMA Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

                  (xiv) INSURANCE: as soon as practicable and in any event by the last day of each Fiscal Year, a report outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;



                  (xv) NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of Company (unless such Subsidiary will be immediately merged out of existence), a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in SCHEDULE 5.1A annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement
         SCHEDULE 5.1A annexed hereto for all purposes of this Agreement);

                  (xvi) INTELLECTUAL PROPERTY: annually provide written notice of any change in the Intellectual Property set forth in SCHEDULE 5.19A (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.19A annexed hereto for all purposes of this Agreement);

                  (xvii) MARGIN DETERMINATION CERTIFICATE: together with each delivery of financial statements pursuant to subdivisions (ii) and
         (iii) above, a Margin Determination Certificate demonstrating in reasonable detail the calculation of the Consolidated Total Leverage Ratio for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements; and

                  (xviii) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2      CORPORATE EXISTENCE, ETC.

                  Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; PROVIDED, HOWEVER, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET
         INSURANCE/CONDEMNATION PROCEEDS.

         A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and loss or damage from casualty excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or use its reasonable efforts to cause to be made all appropriate repairs, renewals and replacements thereof.

         B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and Casualty Insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and Casualty Insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Administrative Agent, in the case of losses over $250,000, that names Administrative Agent for the benefit of Lenders as a loss payee thereunder and provides for at least 30 days prior written notice to Administrative Agent of any cancellation of such policy.

         C.       APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) BUSINESS INTERRUPTION INSURANCE. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds from business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital or general corporate purposes, and (b) if an Event of Default shall have occurred and be continuing, Company shall, upon demand made therefor by Administrative Agent, apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b);

                  (ii) CASUALTY INSURANCE/CONDEMNATION PROCEEDS. Upon receipt by Company or any of its Subsidiaries of any Net
         Insurance/Condemnation Proceeds other than from

                  business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently (and in any event within 12 months of the date of receipt of such Net Insurance/Condemnation Proceeds) apply all such Net Insurance/Condemnation Proceeds in excess of $250,000 to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied within such 12 month period (other than as a result of the costs of repairing, restoring or replacing such assets being less than the amount of such excess Net Insurance Condemnation Proceeds, so long as Company has applied Net Insurance/Condemnation Proceeds adequate to pay or reimburse such costs) as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default shall have occurred and be continuing, Company shall, upon demand made therefor by Administrative Agent, apply an amount equal to such Net

                  Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b).

                  (iii) NET INSURANCE/CONDEMNATION PROCEEDS RECEIVED BY ADMINISTRATIVE AGENT. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply all such Net Insurance/Condemnation Proceeds in excess of $250,000 to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied (other than as a result of the costs of repairing, restoring or replacing such assets being less than the amount of such excess Net Insurance Condemnation Proceeds, so long as Company has applied Net Insurance/Condemnation Proceeds adequate to pay or reimburse such costs), as provided in subsection 2.4B(iii)(b).

6.5      INSPECTION RIGHTS.

                  Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries subject to the rights of any lessor or lessee of such property and provided that such visit and inspection does not unreasonably interfere with (i) the business of the Company at such property and (ii) any customers or other third parties at such properties, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

6.6      COMPLIANCE WITH LAWS, ETC.

                  Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7      ENVIRONMENTAL DISCLOSURE.

                  Company will deliver to Administrative Agent and to Syndication Agent:

                  (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any emergency Release required to be reported to any federal, state or local governmental or regulatory agency, or other Release that is reasonably likely to require investigation or remedial action, under any applicable Environmental Laws that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect and (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect.

                  (iii) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any emergency Release required to be reported to any federal, state or local governmental or regulatory agency, or other Release that is reasonably likely to require investigation or remedial action that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

                  (iv) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of Capital Stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (v) OTHER INFORMATION. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

6.8 EXECUTION OF GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

         A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Subsidiary of Company after the date hereof and such Subsidiary has assets or revenues in excess of $1,000,000, Company will promptly notify Administrative Agent of that fact and (i) deliver a Pledge Amendment (as defined in the Pledge and Security Agreement), together with the certificates or instruments, if any, representing
(i) all of the Capital Stock of such Subsidiary if such Subsidiary is a Domestic Subsidiary and (ii) 66% of the Capital Stock of such Subsidiary if such Subsidiary is a first-tier Foreign Subsidiary (limited to 60% of Canadian Subsidiaries), in each case accompanied by irrevocable undated instruments of transfer, duly endorsed in blank and otherwise in form and substance satisfactory to Administrative Agent, (ii) cause any such Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and the Pledge and Security Agreement, and (iii) take, or cause any such Domestic Subsidiary to take, all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1K) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all or 66% (limited to 60% of Canadian Subsidiaries), as the case may be, of the Capital Stock of such Subsidiary, and subject to Section 6.9 hereof on all the real, personal and mixed property assets of such Domestic Subsidiary described in the applicable Collateral Documents.

         B. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) copies of the Organizational Documents of each Subsidiary referred to in subsection 6.8A certified by the Secretary of State of its jurisdiction of organization, if such certification is generally available, and in each other case by its secretary or assistant secretary, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents.

6.9      MATTERS RELATING TO REAL PROPERTY COLLATERAL.

                  From and after the Restatement Effective Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property, in either case excluding any such real property asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable, despite using commercially reasonable efforts, to obtain such lessor's or senior lienholder's consent (any such non-excluded real property asset described in the foregoing clause (i) or (ii) being a "MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall, if requested by Administrative Agent, deliver to Administrative Agent, as soon as practicable after such Person acquires such Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

                  (i) MORTGAGE. A fully executed and notarized Mortgage in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Mortgaged Property;

                  (ii) TITLE REPORT. A title report issued by the Title Company with respect to such Mortgaged Property, dated not more than 30 days prior to the date such Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;

                  (iii) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the title report delivered pursuant to clause
         (iii) above;

                  (iv) ENVIRONMENTAL AUDIT. If reasonably requested by Administrative Agent, reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent and prepared by environmental consultants reasonably satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries are likely to be subject with respect to such Mortgaged Property.

6.10     [INTENTIONALLY OMITTED.].

6.11     DISTRIBUTION CENTERS COLLATERAL ACCESS AGREEMENTS.

                  If requested by Administrative Agent, Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to obtain a Collateral Access Agreement with respect to any distribution center not owned by Company or any of its Subsidiaries upon which any Collateral is located.

6.12     CASH MANAGEMENT SYSTEM.

                  If requested by Administrative Agent, Company shall, and shall cause each of its Subsidiaries to, establish a cash management system, reasonably satisfactory to Administrative Agent. In the event that the cash management system of Company is with a Person other than any Lender, Company shall cause such Person to take such action and to execute and deliver to Administrative Agent such documents and instruments as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien in the Deposit Accounts, securities accounts or like accounts of Company and its Subsidiaries maintained with such Person.

SECTION 7. NEGATIVE COVENANTS OF COMPANY

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
         7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases and Indebtedness secured by Liens permitted under subsection 7.2A(v) and any Refinancings thereof; PROVIDED that the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding and that such Capital Leases are permitted under this Agreement;

                  (iv) Company may become and remain liable with respect to Indebtedness to any of its Subsidiaries, and any Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any wholly-owned Subsidiary of Company; PROVIDED that (a) all such intercompany Indebtedness owed by Company to any of its Subsidiaries that are not Subsidiary Guarantors shall be subordinated in right of payment to the payment in full of the Obligations pursuant to documentation in form and substance satisfactory to Administrative Agent and (b) upon demand by Administrative



                  Agent, all such intercompany Indebtedness owed by Company to any Subsidiary Guarantor shall be subordinated in right of payment to the payment in full of the Obligations pursuant to documentation in form and substance satisfactory to Administrative Agent; and PROVIDED FURTHER that such intercompany Indebtedness owed by all Foreign Subsidiaries to Company and all other Subsidiaries shall be subject to the limitations imposed by subsection 7.3(ii);

                  (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 7.1 annexed hereto and any Refinancings thereof;

                  (vi) Company may become and remain liable with respect to Indebtedness evidenced by the New Senior Subordinated Notes and the agreements entered into in connection therewith; PROVIDED that the proceeds thereof are applied to repay the Loans and the Existing Senior Subordinated Notes to the extent required by subsections 4.2C and 4.2D.

                  (vii) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company and its Subsidiaries may become liable with respect to Assumed Indebtedness in connection with a Permitted Acquisition and any Refinancings thereof and Company and such Subsidiaries may thereafter remain liable with respect to such Assumed Indebtedness; PROVIDED that Company and its Subsidiaries shall be in compliance on a consolidated basis with each of the financial covenants set forth in subsection 7.6 after giving effect to the incurrence or assumption of such Assumed Indebtedness as stated on the consolidated balance sheet of Company and its Subsidiaries;

                  (viii) Indebtedness of the Company or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, bankers' acceptances, workers compensation claims and similar obligations and trade-related letters of credit issued under this Agreement, in each case provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                  (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against sufficient funds in the ordinary course of business, PROVIDED that such Indebtedness is extinguished within five Business Days of its incurrence;

                  (x) Unsecured and Subordinated Indebtedness of Company or its Subsidiaries consisting of Earn-Out Obligations and Indebtedness issued to sellers of business in an amount not to exceed $5,000,000 outstanding at any time and any Refinancings thereof;

                  (xi) Indebtedness in the form of a mortgage on real property acquired by the Company for use as a new corporate headquarters in an amount not to exceed $15,000,000 and any Refinancings thereof; and

                  (xii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding and any Refinancings thereof.

7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any Indebtedness on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii)     Liens granted pursuant to the Collateral Documents;

                  (iii)    Liens described in SCHEDULE 7.2 annexed hereto;

                  (iv)     Liens permitted by subsection 6.9;

                  (v) Liens created to secure the purchase price of property or assets; PROVIDED that (a) any such Lien shall attach only to the property or assets purchased, (b) the Indebtedness secured by any such Lien shall not exceed 100% of the purchase price of the property or assets purchased, (c) any such Lien shall be created within 12 months following the acquisition of such property or assets and (d) the principal amount of Indebtedness secured by such Liens does not exceed $10,000,000 in the aggregate at any time; and

                  (vi) Liens in connection with Indebtedness permitted under subsections 7.1(iii), (v), (vii), (xi) and (xii).

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement, prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired to secure Company's principal bank credit agreement outstanding at any time.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR ITS SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company (other than (a) customary restrictions on the assignment of real or personal property leases, (b) customary restrictions on the transfer of property or assets included in any instrument or agreement relating to Indebtedness permitted under subsection 7.1A(iii), (c) restrictions under applicable law, (d) restrictions contained in the Senior Subordinated Note Agreement, (e) restrictions contained in joint venture arrangements applicable to assets of the joint venture, (f) restrictions contained in Assumed Indebtedness or Capital Stock of Persons acquired pursuant to Permitted Acquisitions relating to assets acquired and (g) restrictions in contracts for sales or dispositions permitted hereby; provided that such restrictions relate only to the assets being disposed
of).

7.3      INVESTMENTS; JOINT VENTURES.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may make and own Investments in any Subsidiaries of Company and in Petcetera (including Investments consisting of the acquisition of Persons which own minority interests in Petcetera); PROVIDED that (a) any such new Subsidiary is wholly-owned by Company or one of its Subsidiaries and the provisions of subsection 6.8 have been complied with or (b) in the case of any Subsidiary of Company that is not a wholly-owned Subsidiary Guarantor, such creation or acquisition is permitted pursuant to clause (vi) of this subsection 7.3; and PROVIDED FURTHER that the aggregate new Investments in all Foreign Subsidiaries and in Petcetera (including Investments made through one or more Subsidiaries and including Investments consisting of the acquisition of Persons which own minority interests in Petcetera) shall not exceed $15,000,000 from the Closing Date until the Fiscal Year ending on the Fiscal Year End in 2002 and $3,000,000 each Fiscal Year thereafter (each such amount the "MAXIMUM FOREIGN INVESTMENT AMOUNT" for such Fiscal Year); PROVIDED FURTHER that
         (x) the Maximum Foreign Investment Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Foreign Investment Amount for the previous year (without giving effect to any previous adjustment made in accordance with this proviso) over the actual amount of Investments in Foreign Subsidiaries and in Petcetera (including Investments consisting of the acquisition of Persons which own minority interests in Petcetera) for such previous Fiscal Year and (y) with respect to Investments in Petcetera (including Investments consisting of the acquisition of Persons which own minority interests in Petcetera) made after the date hereof, to the extent that the amount of any such Investments is thereafter distributed by Petcetera directly or indirectly to Company, then during the period of one year from the date of such distribution the amount available for Investments in Petcetera under this subsection 7.3(ii) shall be increased by the amount of such distribution; PROVIDED STILL FURTHER that any repayment of notes receivable held by Company or its Subsidiaries on the Closing Date by any Canadian Persons may be used by Company or its Subsidiaries to make a concurrent Investment in Foreign Subsidiaries in an amount not to exceed $7,000,000;

                  (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                  (iv) Company and its Subsidiaries may make loans and advances to employees, officers and Sponsors of Company and any of its Subsidiaries in an aggregate amount not to exceed (a) $1,872,000 at any time outstanding, which shall be used for the purpose of acquiring Company Stock and (b) $2,000,000 at any time outstanding, which may be used for any other purpose;

                  (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 7.3 annexed hereto;

                  (vi) Investments made by Company or any of its Subsidiaries in Permitted Acquisitions;

                  (vii) Investments received in settlement of debts, liabilities or other obligations owing to the Company or any of its Subsidiaries;

                  (viii)   Investments received as consideration in Asset Sales;

                  (ix) Investments of a Person that becomes a Subsidiary or is merged, consolidated or amalgamated with or into or transfers all or substantially all of its assets to, or is liquidated into, the Company or any of its other Subsidiaries, or is otherwise acquired pursuant to a Permitted Acquisition;

                  (x) Investments funded through capital contributions made by the Sponsors or any of their Affiliates;

                  (xi) additional Investments made in Petopia, or any successor E-Commerce Investment, after the Restatement Effective Date
         (a) not to exceed $3,000,000 in the aggregate or (b) funded with the proceeds of equity contributions from the Sponsors made after the Closing Date;

                  (xii) Company and its Subsidiaries may make and own Investments representing amounts held for employees of Company and its Subsidiaries under Company's non-qualified deferred compensation plan, PROVIDED the amount of such Investments (excluding income earned thereon) shall not exceed the amount otherwise payable to such employees the payment of which was deferred under such plan and any amounts matched by Company under such plan; and

                  (xiii) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $3,000,000.

7.4      CONTINGENT OBLIGATIONS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements with respect to Indebtedness in the ordinary course of business;

                  (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with sales of assets;

                  (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company and any of its Subsidiaries permitted by subsection 7.1;

                  (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in
         SCHEDULE 7.4 annexed hereto;

                  (vii) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under their subordinated guaranties of the New Senior Subordinated Notes as set forth in the New Senior Subordinated Note Indenture;

                  (viii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $2,000,000; and

                  (ix) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; PROVIDED that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $5,000,000.

7.5      RESTRICTED JUNIOR PAYMENTS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that (i) Company may make regularly scheduled payments of interest in respect of Subordinated Indebtedness in accordance with the terms of, and subject to the subordination provisions contained in, the New Senior Subordinated Note Indenture or other applicable documentation pursuant to which such Subordinated Indebtedness is issued, and Company may repay the Existing Senior Subordinated Notes from the proceeds of the New Senior Subordinated Notes. (ii) Company may redeem or otherwise repurchase stock, stock equivalents or stock options issued by Company owned by former employees, former directors or former officers of Company and its Subsidiaries for an aggregate purchase price for all such stock, stock equivalents and stock options not to exceed (a) $3,000,000 in any consecutive 12-month period PLUS for such consecutive 12-month period the aggregate amount of Net Equity Securities Proceeds received by Company during such consecutive 12-month period from the reissuance by Company of Securities to employees, directors or officers of Company and its Subsidiaries, and

(b) $5,000,000 in the aggregate for the term of this Agreement PLUS the aggregate amount of Net Equity Securities Proceeds received by Company following the Closing Date from the reissuance by Company of Securities to employees, directors or officers of Company and its Subsidiaries; PROVIDED, HOWEVER, that in no event shall the aggregate dollar amount of all such redemptions and repurchases exceed $7,000,000 during the term of this Agreement; PROVIDED, FURTHER that notwithstanding the limitations contained herein, Company may redeem and repurchase additional stock, stock equivalents and stock options in any Fiscal Year in an additional aggregate amount equal to key man life insurance proceeds which it receives in such Fiscal Year, (iii) any Subsidiary may declare and pay dividends to the Company or to a wholly owned Subsidiary of the Company, and (iv) Company and its Subsidiaries may prepay Subordinated Debt (other than the New Senior Subordinated Notes) incurred pursuant to subsection 7.1.

7.6      FINANCIAL COVENANTS.

         A. MINIMUM CONSOLIDATED INTEREST EXPENSE COVERAGE RATIO. Company shall not permit, as of the end of any Fiscal Quarter commencing with the Third Fiscal Quarter 2001, the Consolidated Interest Expense Coverage Ratio for the four-Fiscal Quarter period ending on such date during any of the periods set forth below to be less than the correlative ratio indicated:

                                                       Minimum Consolidated Interest
                     Period Ending Last Day of            Expense Coverage Ratio
                     -------------------------            ----------------------
         Third Fiscal Quarter 2001                               2.35:1.00
         Fourth Fiscal Quarter 2001                              2.35:1.00
         First Fiscal Quarter 2002                               2.35:1.00
         Second Fiscal Quarter 2002                              2.35:1.00
         Third Fiscal Quarter 2002                               2.40:1.00
         Fourth Fiscal Quarter 2002                              2.50:1.00
         First Fiscal Quarter 2003                               2.50:1.00
         Second Fiscal Quarter 2003                              2.50:1.00
         Third Fiscal Quarter 2003                               2.65:1.00
         Fourth Fiscal Quarter 2003                              2.80:1.00
         First Fiscal Quarter 2004                               2.80:1.00
         Second Fiscal Quarter 2004                              2.80:1.00
         Third Fiscal Quarter 2004                               2.90:1.00
         Fourth Fiscal Quarter 2004                              3.00:1.00
         First Fiscal Quarter 2005                               3.00:1.00
         Second Fiscal Quarter 2005                              3.00:1.00
         Third Fiscal Quarter 2005                               3.00:1.00
         Fourth Fiscal Quarter 2005                              3.00:1.00
         First Fiscal Quarter 2006                               3.00:1.00
         Second Fiscal Quarter 2006                              3.00:1.00
         Third Fiscal Quarter 2006                               3.00:1.00
         Fourth Fiscal Quarter 2006                              3.00:1.00
         First Fiscal Quarter 2007                               3.00:1.00
         Second Fiscal Quarter 2007                              3.00:1.00


                                      104

         Third Fiscal Quarter 2007                               3.00:1.00
         Fourth Fiscal Quarter 2007 and thereafter               3.00:1.00



         B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit, as of the end of any Fiscal Quarter commencing with the Third Fiscal Quarter 2001, the Consolidated Fixed Charge Coverage Ratio for the four-Fiscal Quarter period ending on such date during any of the periods set forth below to be less than the correlative ratio indicated:

                                                               Minimum Fixed
                     Period Ending Last Day of             Charge Coverage Ratio
                     -------------------------             ---------------------
         Third Fiscal Quarter 2001                               1.00:1.00
         Fourth Fiscal Quarter 2001                              1.00:1.00
         First Fiscal Quarter 2002                               1.00:1.00
         Second Fiscal Quarter 2002                              1.00:1.00
         Third Fiscal Quarter 2002                               1.00:1.00
         Fourth Fiscal Quarter 2002                              1.00:1.00
         First Fiscal Quarter 2003                               1.05:1.00
         Second Fiscal Quarter 2003                              1.05:1.00
         Third Fiscal Quarter 2003                               1.10:1.00
         Fourth Fiscal Quarter 2003                              1.10:1.00
         First Fiscal Quarter 2004                               1.15:1.00
         Second Fiscal Quarter 2004                              1.15:1.00
         Third Fiscal Quarter 2004                               1.20:1.00
         Fourth Fiscal Quarter 2004                              1.25:1.00
         First Fiscal Quarter 2005                               1.30:1.00
         Second Fiscal Quarter 2005                              1.30:1.00
         Third Fiscal Quarter 2005                               1.35:1.00
         Fourth Fiscal Quarter 2005                              1.35:1.00
         First Fiscal Quarter 2006                               1.40:1.00
         Second Fiscal Quarter 2006                              1.40:1.00
         Third Fiscal Quarter 2006                               1.40:1.00
         Fourth Fiscal Quarter 2006                              1.40:1.00
         First Fiscal Quarter 2007                               1.40:1.00
         Second Fiscal Quarter 2007                              1.40:1.00
         Third Fiscal Quarter 2007                               1.40:1.00
         Fourth Fiscal Quarter 2007 and thereafter               1.40:1.00

         C. MAXIMUM CONSOLIDATED PRO FORMA SENIOR LEVERAGE RATIO. Company shall not permit at any time the Consolidated Pro Forma Senior Leverage Ratio at the end of the Fiscal Quarters set forth below to exceed the correlative ratio indicated:

                                                     Maximum Consolidated Pro Forma
                     Period Ending Last Day of            Senior Leverage Ratio
                     -------------------------            ---------------------
         Third Fiscal Quarter 2001                              2.500:1.00
         Fourth Fiscal Quarter 2001                             2.250:1.00
         First Fiscal Quarter 2002                              2.250:1.00
         Second Fiscal Quarter 2002                             2.250:1.00
         Third Fiscal Quarter 2002                              2.250:1.00
         Fourth Fiscal Quarter 2002                             2.000:1.00
         First Fiscal Quarter 2003                              2.000:1.00
         Second Fiscal Quarter 2003                             2.000:1.00
         Third Fiscal Quarter 2003                              2.000:1.00
         Fourth Fiscal Quarter 2003                             1.750:1.00
         First Fiscal Quarter 2004                              1.750:1.00
         Second Fiscal Quarter 2004                             1.750:1.00
         Third Fiscal Quarter 2004                              1.750:1.00
         Fourth Fiscal Quarter 2004                             1.625:1.00
         First Fiscal Quarter 2005                              1.625:1.00
         Second Fiscal Quarter 2005                             1.625:1.00
         Third Fiscal Quarter 2005                              1.625:1.00
         Fourth Fiscal Quarter 2005                             1.500:1.00
         First Fiscal Quarter 2006                              1.500:1.00
         Second Fiscal Quarter 2006                             1.500:1.00
         Third Fiscal Quarter 2006                              1.500:1.00
         Fourth Fiscal Quarter 2006                             1.500:1.00
         First Fiscal Quarter 2007                              1.500:1.00
         Second Fiscal Quarter 2007                             1.500:1.00
         Third Fiscal Quarter 2007                              1.500:1.00
         Fourth Fiscal Quarter 2007 and thereafter              1.500:1.00

         D. MAXIMUM CONSOLIDATED PRO FORMA TOTAL LEVERAGE RATIO. Company shall not permit Consolidated Pro Forma Total Leverage Ratio at the end of the Fiscal Quarters set forth below to exceed the correlative ratio indicated:

                                                      Maximum Consolidated Pro Forma
                     Period Ending Last Day of             Total Leverage Ratio
                     -------------------------             --------------------
         Third Fiscal Quarter 2001                               4.50:1.00
         Fourth Fiscal Quarter 2001                              4.25:1.00
         First Fiscal Quarter 2002                               4.25:1.00
         Second Fiscal Quarter 2002                              4.25:1.00
         Third Fiscal Quarter 2002                               4.25:1.00
         Fourth Fiscal Quarter 2002                              4.00:1.00
         First Fiscal Quarter 2003                               4.00:1.00
         Second Fiscal Quarter 2003                              4.00:1.00
         Third Fiscal Quarter 2003                               3.75:1.00


                                      106

         Fourth Fiscal Quarter 2003                              3.50:1.00
         First Fiscal Quarter 2004                               3.50:1.00
         Second Fiscal Quarter 2004                              3.50:1.00
         Third Fiscal Quarter 2004                               3.50:1.00
         Fourth Fiscal Quarter 2004                              3.25:1.00
         First Fiscal Quarter 2005                               3.25:1.00
         Second Fiscal Quarter 2005                              3.00:1.00
         Third Fiscal Quarter 2005                               3.00:1.00
         Fourth Fiscal Quarter 2005                              3.00:1.00
         First Fiscal Quarter 2006                               3.00:1.00
         Second Fiscal Quarter 2006                              3.00:1.00
         Third Fiscal Quarter 2006                               2.75:1.00
         Fourth Fiscal Quarter 2006                              2.50:1.00
         First Fiscal Quarter 2007                               2.50:1.00
         Second Fiscal Quarter 2007                              2.50:1.00
         Third Fiscal Quarter 2007                               2.50:1.00
         Fourth Fiscal Quarter 2007 and thereafter               2.50:1.00

         E. FIRST YEAR INTEREST EXPENSE CALCULATIONS. For purposes of calculations in subsections 7.6A and 7.6B, for any four-Fiscal Quarter period which includes the Restatement Effective Date, Consolidated Interest Expense shall be Annualized.

7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

                  Company shall not, and shall not permit any of its Subsidiaries to, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) any Subsidiary of Company may be merged with or into Company or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary Guarantor; PROVIDED that, in the case of such a merger, Company or such Subsidiary Guarantor shall be the continuing or surviving entity; PROVIDED FURTHER that Petcetera may merge with and into Yukon;

                  (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

                  (iii) Company and its Subsidiaries may make Investments permitted under subsection 7.3;

                  (iv) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property, and may close stores and distribution centers, in the ordinary course of business;

                  (v) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (vi) Company and its wholly-owned Subsidiaries may make Permitted Acquisitions; and

                  (vii) subject to subsection 7.12, Company and its Subsidiaries may make Asset Sales (a) of assets having a fair market value not in excess of $5,000,000 per Fiscal Year; PROVIDED that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and (y) at least 80% of the consideration received shall be cash; (b) of assets relating to Petopia and Petcetera so long as the proceeds of such Asset Sales are applied in accordance with subsection 2.4B(iii)(a), without giving effect to Company's right otherwise to acquire Exchange Assets in connection therewith; and (c) of assets comprising Company's corporate headquarters, so long as the proceeds of such Asset Sales are applied in accordance with subsection 2.4B(iii)(a); PROVIDED that any Exchange Assets acquired by Company in connection therewith shall comprise a new corporate headquarters facility.

7.8      CONSOLIDATED CAPITAL EXPENDITURES.

                  Company shall not, and shall not permit its Subsidiaries to, make or incur (i) Consolidated Capital Expenditures in an aggregate amount in excess of (x) $60,000,000 for any Fiscal Year through the Fiscal Year ending on the Saturday closest to January 31 in 2003, and (y) $65,000,000 for each Fiscal Year thereafter (such amount, for each such Fiscal Year, the "MAXIMUM EXPENDITURE AMOUNT"), PROVIDED that the Maximum Expenditure Amount for any Fiscal Year, beginning with the Fiscal Year ending in 2004, shall be increased by an amount equal to the excess, if any, of the Maximum Expenditure Amount for the previous year (without giving effect to any previous adjustment made in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year, but in no event shall such increase exceed 10% of the Maximum Expenditure Amount for such previous Fiscal Year and PROVIDED FURTHER that the Maximum Expenditure Amount for the Fiscal Year ending in 2003 shall be increased by an amount (not exceeding $6,000,000) equal to the excess, if any, of the Maximum Expenditure Amount for the previous fiscal year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year.

7.9      SALES AND LEASE-BACKS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; PROVIDED, HOWEVER, that Company may engage in such sale-leaseback transactions to the extent that all leases entered into by Company and its Subsidiaries in connection therewith are Capital Leases permitted pursuant to subsection 7.1(iii) of this Agreement; and PROVIDED FURTHER that, with respect to Company's corporate headquarters, Company may engage in sale-leaseback transactions (x) to the extent that all leases entered into in connection therewith are Capital Leases permitted pursuant to subsection 7.1(iii), or (y) if such transactions are Asset Sales, so long as the proceeds of such Asset Sales are applied in accordance with subsection 2.4B(iii)(a), without giving effect to Company's right otherwise to acquire Exchange Assets in connection therewith.

7.10     SALE OR DISCOUNT OF RECEIVABLES.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than (i) in connection with trade discounts in the ordinary course of business and consistent with past practice, and (ii) in aid of collection.

7.11     TRANSACTIONS WITH SPONSORS AND AFFILIATES.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to such Person than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Subsidiaries or between any of its Subsidiaries; (ii) reasonable and customary fees and expenses paid to members of the Boards of Directors of Company and its Subsidiaries, and customary indemnification arrangements with such officers and directors, (iii) payments on account of significant services provided by Sponsors and their respective Affiliates in connection with a specific transaction, as to which such Person may receive a reasonable and customary one-time fee for such services, and
(iv) Transaction Expenses paid to the Sponsors on the Closing Date, in accordance with subsection 4.1U.

7.12     CONDUCT OF BUSINESS.

                  From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and any business reasonably related, complimentary or ancillary thereto or any reasonable expansion of any of the foregoing and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.13 AMENDMENTS OR WAIVERS OF RELATED AGREEMENTS; AMENDMENTS OF DOCUMENTS RELATING TO CERTAIN INDEBTEDNESS; LIMITATION ON RESTRICTIONS ON AMENDMENTS OR WAIVERS OF LOAN DOCUMENTS.

         A. AMENDMENTS OR WAIVERS OF RELATED AGREEMENTS. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement (other than the New Senior Subordinated Note Indenture and the documents delivered in connection therewith) after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver if such amendment or waiver would be materially adverse to the rights of Company or Lenders.

         B. AMENDMENTS OF DOCUMENTS RELATING TO CERTAIN INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of the New Senior Subordinated Notes, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on the New Senior Subordinated Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the prepayment provisions thereof, change the subordination provisions thereof (or any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the New Senior Subordinated Notes (or a trustee or other representative on their behalf) which would be materially adverse to Company or Lenders; PROVIDED that this subsection 7.14B shall not prohibit the exchange of New Senior Subordinated Notes for Exchange Notes (as defined in the New Senior Subordinated Note Indenture pursuant to Section 9.16 of the New Senior Subordinated Note Agreement.

         C. AMENDMENTS OF COMPANY PREFERRED STOCK. Company shall not amend or otherwise change the terms of the Company Preferred Stock, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the dividend rate on such Company Preferred Stock, change in a manner adverse to Company the redemption or prepayment provisions thereof, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of Company thereunder or to confer any additional rights on the holders of such Company Preferred Stock that would be adverse to Company or Lenders.

         D. LIMITATION ON RESTRICTIONS ON AMENDMENTS OR WAIVERS OF LOAN DOCUMENTS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, suffer to exist or become or remain subject to any agreement or instrument, except for the Loan Documents, that would prohibit or restrict (including by way of a covenant, representation or warranty or event of default), or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Loan Documents.

7.14     FISCAL YEAR.

                  Company shall not change its Fiscal Year End.

SECTION 8. EVENTS OF DEFAULT

                  If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of Company or any of its Material Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $3,000,000 or more or with an aggregate principal amount of $6,000,000 or more, in each case beyond the end of any grace period provided therefor; or
(ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

8.3      BREACH OF CERTAIN COVENANTS.

                  Failure of Company to perform or comply with any term or condition contained in subsection 2.5, 6.1(ix) or 6.2 or Section 7 of this Agreement; or

8.4      BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) the date a senior executive officer of Company knew or, in the orderly conduct of its business, should have known of such failure and (ii) the receipt by Company of notice from Administrative Agent of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) Company or any if its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      JUDGMENTS AND ATTACHMENTS.

                  Any money judgment involving (i) in any individual case an amount in excess of $3,000,000 or (ii) in the aggregate at any time an amount in excess of $6,000,000 (in either case net of insurance) shall be entered or filed against Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 45 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      DISSOLUTION.

                  Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     EMPLOYEE BENEFIT PLANS.

                  There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in a Material Adverse Effect on the Company during the term of this Agreement; or

8.11     CHANGE IN CONTROL.

                  (i) Prior to the initial public offering of Company Common Stock, any of the Sponsors and their respective Related Parties shall cease collectively to beneficially own and control at least 51% of the issued and outstanding shares of Capital Stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Company; (ii) after the initial public offering of Company Common Stock, (a) any Person or any two or more Persons acting in concert, other than any of the Sponsors and their respective Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting stock of Company, (b) Sponsors and their respective Related Parties no longer collectively beneficially own (as defined in such Rules), directly or indirectly, at least 35% of the voting stock of Company or cease to own, directly or indirectly, a greater percentage, on a fully diluted basis, of the issued and outstanding shares of Capital Stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of the Board of Directors of Company, than the percentage of such Capital Stock beneficially owned by any other Person or any two or more other Persons acting in concert, or (c) any of the Sponsors and their respective Related Parties shall cease collectively to beneficially own and control a percentage of the voting stock of the Company greater than the percentage beneficially owned and controlled by any Person or any two or more Persons acting in concert, other than any of the Sponsors and their respective Related Parties; or (iii) the first day on which the majority of the members of the Board of Directors of Company are not Continuing Directors; or

8.12 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                  At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty of any Material Subsidiary for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such

Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby having a fair market value, individually or in the aggregate, exceeding $1,000,000, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control (unless the Administrative Agent has determined that it is not economical to maintain a First Priority Lien on such Collateral), or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13     FAILURE TO CONSUMMATE ACQUISITION.

                  The Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

8.14     ACTION RELATING TO SUBORDINATED INDEBTEDNESS.

                  Any event shall occur which, under the terms of the New Senior Subordinated Note Indenture or any other agreement pursuant to which Subordinated Indebtedness is issued, shall require Company or any of its Subsidiaries to prepay or otherwise acquire, or offer to prepay or otherwise acquire, all or any portion of any Subordinated Indebtedness or Company or any of its Subsidiaries shall for any other reason prepay or otherwise acquire, or offer to prepay or otherwise acquire, or make any other payments in respect of, all or any portion of any Subordinated Indebtedness except to the extent expressly permitted by subsection 7.5;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

                  Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent as cash collateral pursuant to the terms of Section 17(c) of the Pledge and Security Agreement and shall be applied as therein provided.

                  Notwithstanding anything contained in the second preceding paragraph, if at any time within 90 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9. ADMINISTRATIVE AGENT

9.1      APPOINTMENT.

         A. APPOINTMENT OF AGENT. Wells Fargo is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its respective Affiliates.

         B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

                  In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

                  Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

         D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any

Loan Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                  Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.5      SUCCESSOR AGENT AND SWING LINE LENDER.

         A. SUCCESSOR AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent reasonably acceptable to Company, the consent of Company not to be unreasonably withheld; PROVIDED, HOWEVER, that the consent of the Company shall not be required (i) to appoint any Lender as successor Administrative Agent, or (ii) upon the occurrence of and during the continuation of an Event of Default. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Wells Fargo or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of EXHIBIT VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6      COLLATERAL DOCUMENTS AND GUARANTIES.

                  Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party, and to continue as the Administrative Agent for and representative of Lenders under the Subsidiary Guaranty and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

9.7      CO-AGENTS.

                  The parties hereto hereby acknowledge and agree that in connection with the syndication of the Commitments and Loans, certain financial institutions that become Lenders hereunder may be designated by GSCP, as Syndication Agent and Arranger, Wells Fargo, as Administrative Agent and Arranger, as a "Co-Agent" or as the "Documentation Agent." None of the Lenders so designated as a "Co-Agent" or "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so designated as a "Co-Agent" or "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so designated in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 10.                MISCELLANEOUS

10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

         A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER that no such sale, assignment or transfer described in clause
(i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and PROVIDED, FURTHER that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 in respect of the Revolving Loans and $1,000,000 in respect of the Tranche B Term Loans (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Administrative Agent and, except in the event any Event of Default or Potential Event of Default shall have occurred and be continuing, Company (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register an Assignment Agreement, together with a processing and recordation fee of $2,000 (provided that for any assignment to a Lender, an Affiliate of a Lender, or to Administrative Agent, or made by or to GSCP, the processing and recordation fee shall be $500) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and to the assigning Lender, substantially in the form of
         EXHIBIT IV-B, EXHIBIT V or EXHIBIT VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans of the assignee and the assigning Lender.

                  (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation.

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

         F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the reasonable costs of furnishing all opinions by counsel for Company and its Subsidiaries (including any opinions reasonably requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation and execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable out-of-pocket expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may reasonably request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable out-of-pocket expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 6.9(vi); (vi) all costs incurred in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, reasonably incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings. Administrative Agent shall provide to Company a written statement setting forth in reasonable detail the basis for requesting Company to pay amounts under this subsection 10.2.

10.3     INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, willful misconduct or breach of contract of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof), or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, or land ownership of Company or any of its Subsidiaries.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     SET-OFF.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of and during the continuation of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company then due and owing to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not that Lender shall have made any demand hereunder.

10.5     RATABLE SHARING.

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company or any of its Subsidiaries to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

         A. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) postpone the date or reduce the amount of any scheduled payment (but not any mandatory prepayment pursuant to subsection 2.4B(iii)) of principal of any of the Loans, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to subsection 2.2E) or any commitment fees or letter of credit fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, (ii) amend, modify, terminate or waive any provision of this subsection 10.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Loan Commitments and the Revolving Loans are included on the Closing Date), (iv) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement or (v) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents; provided, further that no such amendment, modification, termination or waiver shall (a) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase in the Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender); (b) amend, modify, terminate or waive any provision of subsection 2.1A(iv) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans without the consent of Swing Line Lender; (c) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class, or alter the required application of any repayments or prepayments as between Classes pursuant to subsection 2.4B(iv) without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof (although Requisite Lenders may waive, in whole or in part, any mandatory prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered); and (d) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in subsection 3.1C without the written concurrence of Administrative Agent and of each Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by it; or (e) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision of this Agreement as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

         B. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by the proviso in the first sentence of subsection 10.6A, the consent of Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then Company may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) Company shall pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination, (ii) another financial institution satisfactory to Company and Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent), to evidence the substitution of such Lender shall have been received and approved by Administrative Agent as of such date.

10.7     INDEPENDENCE OF COVENANTS.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

                  Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to the provisions of this Agreement and the other Loan Documents each Lender shall be entitled to protect and enforce its rights arising out of this

Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES TO THIS AGREEMENT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY, AS THE CASE MAY BE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT THE OTHER PARTIES HERETO RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PARTY, AS THE CASE MAY BE, IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18    WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20    MAXIMUM AMOUNT.

         A. It is the intention of Company and Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Company, Administrative Agent and Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lenders or to Administrative Agent on behalf of Lenders as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or thereby, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or of any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness of Company evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Company, Administrative Agent and Lenders.

         B. If under any circumstances Lenders shall receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i), and shall be so applied in accordance with subsection 2.4B(iv) hereof, or if such amount exceeds the unpaid balance of the Loans and any other indebtedness of Company in favor of Lenders, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Company.

10.21    COUNTERPARTS; EFFECTIVENESS; EFFECT IF AGREEMENT DOES NOT BECOME
         EFFECTIVE.

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof and the satisfaction of each of the conditions set forth in subsection 4.2. Until this Agreement becomes effective, the Existing Credit Agreement remains in full force and effect and, in the event this Agreement does not become effective on or before November 15, 2001, the execution and delivery of this Agreement shall be disregarded and this Agreement shall be deemed null and void for all purposes.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                  COMPANY:

                           PETCO ANIMAL SUPPLIES, INC.


                           By:
                                     -------------------------------------------
                           Name.     James M. Myers
                           Title:    Executive Vice President and Chief
                                     Financial Officer

                           Notice Address:

                                   PETCO ANIMAL SUPPLIES, INC.
                                   9125 Rehco Road
                                   San Diego, California  92121-2270
                                   Telephone:  858/453-7845
                                   Facsimile:  858/657-2085
                                   Attention:  Mr. James M. Myers

                                   with copies to:

                                   Leonard Green & Partners, L.P.
                                   11111 Santa Monica Boulevard, Suite 2000
                                   Los Angeles, California 90025
                                   Telephone: 310/954-0444
                                   Facsimile: 310/954-0404
                                   Attention: Mr. John G. Danhakl

                                   and

                                   Texas Pacific Group
                                   345 California Street
                                   Suite 3300
                                   San Francisco, California  94104
                                   Telephone: 415/743-1500
                                   Facsimile: 415/743-1501
                                   Attention: Mr. Jonathan Coslet


                                CREDIT AGREEMENT

                  LENDERS:

                           GOLDMAN SACHS CREDIT PARTNERS L.P.,
                           individually and as Syndication Agent


                           By:
                                   ---------------------------------------------


                           Notice Address:

                                   Goldman Sachs Credit Partners L.P.
                                   85 Broad Street
                                   New York, New York  10004
                                   Telephone:  212/902-1021
                                   Facsimile:  212/357-0932
                                   Attention:  Elizabeth Fischer

                                   with a copy to:

                                   Goldman Sachs Credit Partners L.P.
                                   85 Broad Street
                                   New York, New York  10004
                                   Telephone:  212/357-6708
                                   Facsimile:  212/346-2608
                                   Attention:  Lisa Perrotto


                           WELLS FARGO BANK, NATIONAL ASSOCIATION,
                           individually and as Administrative Agent

                           By:
                                   ---------------------------------------------
                           Name:  Kevin J. McKhann
                           Title: Vice President


                           Notice Address:

                                   Wells Fargo Bank, National Association
                                   333 South Grand Avenue, 9th Floor
                                   Los Angeles, California  90071
                                   Telephone:  213/253-6257
                                   Facsimile:  213/628-9694
                                   Attention:  Kevin J. McKhann

                           GENERAL ELECTRIC CAPITAL CORPORATION,
                           individually and as Documentation
                           Agent pursuant to Subsection 9.7 of
                           this Agreement

                           By:
                                   ---------------------------------------------
                           Name:  Allan J. Pagnotta
                           Title: Senior Risk Manager


                                           Notice Address:

                           NORTHWOODS CAPITAL LTD.,



                           By:
                                     -------------------------------------------
                           Name.     John W. Fraser
                           Title:    Managing Director




                           NORTHWOODS CAPITAL ii, LTD.,



                           By:
                                     -------------------------------------------
                           Name.     John W. Fraser
                           Title:    Managing Director